Exhibit 4.1

Roundy’s Supermarkets, Inc.

as Issuer

the Guarantors party hereto

and

U.S. Bank National Association

as Trustee

Indenture

Dated as of December 20, 2013

10.250% Senior Secured Second Lien Notes due 2020

2

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Temporary Offshore Global Note Legend

INDENTURE, dated as of December 20, 2013, among Roundy’s Supermarkets, Inc., a Wisconsin corporation, as the Issuer, the Guarantors party hereto and U.S. Bank National Association, as Trustee.

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of $200,000,000 aggregate principal amount of the Issuer’s 10.250% Senior Secured Second Lien Notes due 2020, and, if and when issued, an unlimited amount of Additional Notes, as provided herein (the “Notes”). All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes (and, in the case of the Additional Notes, when duly authorized), when executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make its Note Guarantee, when the Notes are executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligations of such Guarantor as hereinafter provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Acquired Debt” means Debt, Disqualified Stock or Preferred Stock of the Issuer, any Guarantor or any Restricted Subsidiary (provided that any such Restricted Subsidiary that is not a Guarantor will be merged with or into, or be the direct or indirect parent of, the acquired Person) Incurred to finance an acquisition or other business combination or Debt, Disqualified Stock or Preferred Stock of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary, whether or not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary.

“act” has the meaning assigned to such term in Section 14.02.

“Additional Mortgage Deliverables” has the meaning assigned to such term in Section 11.02.

“Additional Notes” means any Notes issued under this Indenture in addition to the Initial Notes having the same terms in all respects as the Initial Notes, or in all respects except with respect to issuance dates and interest paid or payable on or prior to the first Interest Payment Date after the issuance of such Additional Notes.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of (1) 1.0% of the principal amount of such Note; and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note on December 15, 2016 (as stated in the table set forth in Section 3.01(a)), plus (ii) all required interest payments due on such Note through December 15, 2016 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means any sale, lease, transfer or other disposition of any assets by the Issuer or any Restricted Subsidiary outside the ordinary course of business, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests (other than directors’ qualifying shares or shares or interests held by foreign nationals as required by law) of any Restricted Subsidiary (each of the above referred to as a “disposition”); provided that the following are not included in the definition of “Asset Sale”:

(1) a disposition to the Issuer or a Restricted Subsidiary, including the sale or issuance by the Issuer or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Issuer or any Restricted Subsidiary;

(2) the disposition by the Issuer or any Restricted Subsidiary in the ordinary course of business of (i) cash, Cash Equivalents and cash management investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out, obsolete or surplus assets or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries or (iv) rights granted to others pursuant to leases, subleases, assignments, licenses or sublicenses;

(3) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(4) a transaction covered by Section 5.01(a);

(5) a Restricted Payment permitted under Section 4.07 or a Permitted Investment;

(6) the issuance of Disqualified or Preferred Stock pursuant to Section 4.06;

(7) any disposition in a transaction or series of related transactions of assets or Equity Interests with a fair market value of less than $10.0 million;

(8) sales or discounts of receivables in the ordinary course of business in connection with the compromise or collection thereof;

(9) any exchange of assets (including a combination of assets and Cash Equivalents) for (a) assets (other than current assets or securities) used or useful in a Permitted Business or (b) Equity Interests in a Person that will be a Restricted Subsidiary following such transaction, in each case of comparable or greater market value, as determined in good faith by the Issuer; provided that any such assets (other than Excluded Assets) are pledged as Collateral to the extent the assets disposed of were Collateral;

(10) any sale of Equity Interests in, or Debt or other securities of, an Unrestricted Subsidiary;

(11) any financing transaction, including a Sale and Leaseback Transaction, with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date;

(12) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(13) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(14) foreclosure or any similar action with respect to any property or other asset of the Issuer or any of its Restricted Subsidiaries;

(15) dispositions in connection with Permitted Liens;

(16) dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(17) operating leases (other than Sale and Leaseback Transactions) entered into in the ordinary course of business;

(18) the granting of a Lien not prohibited by this Indenture or the foreclosure of assets of the Issuer or any of its Restricted Subsidiaries to the extent not constituting a Default;

(19) the sale, disposition or unwinding of any Hedging Agreements;

(20) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(21) to the extent allowable under Section 1031 of the Code or any successor provision, any exchange of like property (excluding any boot thereon) for use in a Permitted Business.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Average Life” means, with respect to any Debt, Disqualified Stock or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock and (y) the amount of such payment by (ii) the sum of all such payments.

“bankruptcy default” has the meaning assigned to such term in Section 6.01.

“Board of Directors” means the board of directors of Parent.

“Board Resolution” means a resolution passed by the Board of Directors.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests, membership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash Equivalents” means:

(1) United States dollars, or money in other currencies received in the ordinary course of business,

(2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations, in each case maturing within twelve months from the date of acquisition,

(3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and a Thomson Bank Watch Rating of at least B,

(4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

(5) commercial paper of an issuer rated no lower than A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within twelve months from the date of acquisition,

(6) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) having one of the two highest rating categories obtainable from either Moody’s or S&P,

(7) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (3) of this definition,

(8) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (7) above, or

(9) credit card receivables and debit card receivables so long as such are considered cash equivalents under GAAP and are so reflected on the Issuer’s balance sheet.

“cash transaction” has the meaning assigned to such term in Section 7.03.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means:

(1) the merger or consolidation of Parent with or into another Person or the merger of another Person with or into Parent or the merger of any Person with or into a Subsidiary of Parent if Capital Stock of Parent is issued in connection therewith, or the sale of all or substantially all the assets of Parent to another Person (in each case, unless such other Person is a Permitted Holder), unless holders of a majority of the aggregate voting power of the Voting Stock of Parent, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person;

(2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent on a fully-diluted basis;

(3) during any period of two consecutive years, individuals who on the Issue Date constituted the Board of Directors, together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of Parent was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors then in office; or

(4) Parent ceases to own indirectly, or Holdings ceases to own directly, 100% of the Capital Stock of the Issuer.

For purposes of this definition, (i) any direct or indirect holding company of the Issuer (that has no material operations other than its ownership of the Issuer ) shall not itself be considered a Person for purposes of clause (1) above or a “person” or “group” for purposes of clause (2) above; provided that no “person” or “group” (other than a Permitted Holder) beneficially owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such company, and (ii) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all property or assets of the Issuer and the Guarantors (whether now owned or hereafter arising or acquired) that secures Second-Priority Lien Obligations under the applicable Security Documents.

“Consolidated First Lien Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Debt of the Issuer and its Restricted Subsidiaries that is secured by First-Priority Liens or by Liens on assets not constituting Collateral (provided that in making such calculation, the maximum amount of Debt that the Issuer is permitted to incur under Section 4.06(b)(1) shall be deemed to be outstanding and secured by a First-Priority Lien) to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Debt and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1) the net income (but not loss) of any Person that is not a Restricted Subsidiary, except to the extent of the lesser of:

(x) the dividends or other distributions actually paid in cash (or to the extent converted into cash) to the Issuer or any of its Restricted Subsidiaries (subject to clause (3) below) by such Person during such period, and

(y) the Issuer’s pro rata share of such Person’s net income earned during such period;

(2) any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

(3) for purposes of Section 4.07, the net income (but not loss) of any Restricted Subsidiary (other than any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to Asset Sales and other dispositions of assets or Capital Stock or the early extinguishment of Debt, Hedging Agreements or other derivative instruments;

(5) any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses or charges relating thereto), any non-cash amortization or impairment expenses and any restructuring expenses, including any severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, and fees, expenses or charges relating to stores and facilities closing costs, acquisition integration costs, stores and facilities opening costs, business optimization costs, signing, retention or completion bonuses;

(6) the cumulative effect of a change in accounting principles;

(7) any non-cash compensation expense, including any expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights;

(8) (a)(i) the non-cash portion of “straight-line” rent expense less (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations;

(9) any currency translation gains and losses related to currency remeasurements of Debt, and any net loss or gain resulting from Hedging Agreements for currency exchange or interest rate risk, until such gains or losses are actually realized (at which time they should be included);

(10) any net after-tax income or loss from discontinued operations;

(11) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption;

(12) any increase in amortization or depreciation attributable to the write up of assets associated with the application of purchase accounting in relation to any consummated acquisition (including the impact on net income (loss) arising from earn-outs and contingent consideration adjustments), net of taxes;

(13) any fees, costs, charges and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, recapitalization, Investment, Asset Sale, issuance or repayment of Debt, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated on or prior to the Issue Date, any such transaction undertaken but not completed and the Refinancing Transactions) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction; and

(14) mark-to-market gains or losses as a result of the application of Accounting Standards Codification Topic 715: Compensation-Retirement Benefits;

provided further that the amount of any payments made in such period under Section 4.07(b)(9)(a)(i) shall be deducted in calculating Consolidated Net Income (to the extent not otherwise deducted in calculating Consolidated Net Income).

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Debt of the Issuer and its Restricted Subsidiaries that is secured by Liens (provided that in making such calculation, the maximum amount of Debt that the Issuer is permitted to incur under Section 4.06(b)(1) shall be deemed to be outstanding and secured by a Lien) to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Debt and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Debt” shall mean, at any date, the aggregate principal amount of all Debt of the Issuer and its Restricted Subsidiaries at such date (other than obligations under Hedging Agreements), to the extent the same should appear on a consolidated balance sheet of the Issuer as determined on a consolidated basis in accordance with GAAP.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota, 55107-2292, Attention: Global Corporate Trust Services, Donald Hurrelbrink.

“Credit Agreement” means the credit agreement dated February 13, 2012 among the Issuer, the lenders party thereto and the various agents therefor, together with any related documents (including any security documents and guarantee agreements), as such agreement has been amended on or prior to the Issue Date and may otherwise be amended, restated, modified, increased, supplemented, extended, refunded, revised, restructured, renewed, refinanced or replaced or substituted, in whole or in part, from time to time, whether by the same or any other agent, lender or group of lenders, or one or more agreements.

“Credit Facilities” means one or more (i) credit facilities (including the Credit Agreement) providing for revolving credit loans, commercial paper facilities or term loans or the issuance of letters of credit or bankers’ acceptances or the like, (ii) note purchase agreements and indentures providing for the sale of debt securities, and (iii) any agreement that refinances any Debt Incurred under any agreement described in clause (i) or (ii) or this clause (iii), including in each case any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.06) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders, whether pursuant to one or more agreements.

“Debt” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments , excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding (i) trade payables or similar obligations arising in the ordinary course of business and (ii) any earnout obligation, any holdback or escrow of the purchase price of property, services, businesses or assets, any deferred revenue or any noncompete or similar obligations under employment agreements of such Person, in each case, until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and only if such liability is not paid after becoming due and payable and all time frames for payment have expired;

(5) all obligations of such Person as lessee under Capital Leases (other than the interest component thereof);

(6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; provided that in no event shall an operating lease (and any filing, recording or other action in connection therewith) be deemed to be Debt; and

(8) all obligations of such Person under Hedging Agreements;

provided, however, that notwithstanding the foregoing, Debt shall be deemed not to include: (1) deferred or prepaid revenues, (2) any liability for federal, state, local or other taxes owed or owing to any governmental entity, or (3) contingent obligations incurred in the ordinary course of business (other than Guarantees of Debt for borrowed money).

The amount of Debt of any Person will be deemed to be:

(A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D) with respect to any Hedging Agreement, the net amount payable (determined after giving effect to all contractually permitted netting) if such Hedging Agreement terminated at that time; and

(E) otherwise, the outstanding principal amount thereof.

Debt shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Debt for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Debt.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Designated Non-cash Consideration” means any non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate executed by an officer of the Issuer or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents (which shall be considered Net Cash Proceeds of an Asset Sale when received).

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or

(2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that (i) only the portion of the Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to the Stated Maturity of the Notes shall be deemed to be Disqualified Equity Interests, (ii) if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability, (iii) any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Equity Interests shall not be deemed to be Disqualified Equity Interests, and (iv) Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions

(A) are pursuant to provisions similar to those described under Section 4.11 and Section 4.12, and

(B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Issuer’s repurchase of the Notes as required by this Indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.

“DTC” means The Depository Trust Issuer, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“EBITDA” means, for any period, the sum of:

(1) Consolidated Net Income, plus

(2) Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus

(3) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in conformity with GAAP:

(A) income taxes (including any payments pursuant to Section 4.07(b)(9)(a)(i)), including any penalties and interest related to such taxes or arising from any tax examinations; and

(B) depreciation, amortization and all other non-cash items reducing Consolidated Net Income (not including non-cash charges in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Consolidated Net Income; plus

(4) without duplication and to the extent deducted in calculating Consolidated Net Income, any costs, fees, charges and expenses related to any issuance of Equity Interests, acquisition or disposition of a division or line of business, recapitalization or the Incurrence or repayment of Debt permitted to be Incurred by this Indenture (whether or not successful), plus

(5) the cash proceeds of any business interruption insurance to the extent such proceeds are not included in determining Consolidated Net Income for such period, plus

(6) any costs or expense Incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Guarantor or net cash proceeds of an issuance of Equity Interests of Parent (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation in Section 4.07(a)(3)(B), plus

(7) any expenses, charges or other costs of the same nature or type as the expenses, charges or other costs that were added to “Net income (loss)” to calculate “Adjusted EBITDA” for fiscal 2012 as set forth in note (4) to the “Summary Historical Consolidated Financial and Other Data” section of the Offering Circular.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Equity Offering” means an offering for cash, after the Issue Date, of Qualified Stock of Parent (but only to the extent the proceeds thereof are contributed to the common equity capital of the Issuer) pursuant to an effective registration statement under the Securities Act other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.12.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Actions” has the meaning assigned to such term in the Security Agreement.

“Excluded Assets” has the meaning assigned to such term in the Security Agreement.

“expiration date” has the meaning assigned to such term in Section 3.03.

“fair market value” means, unless otherwise specified, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Issuer.

“First Lien Collateral Agent” means Credit Suisse AG, together with any successor.

“First-Priority Lien Obligations” means all Debt (and other Obligations) and cash management obligations, secured by Liens on the Collateral that are senior in priority to the Liens on the Collateral securing the Notes pursuant to the Intercreditor Agreement.

“First-Priority Liens” means all Liens that secure First-Priority Lien Obligations.

“First-Priority Security Documents” means (i) the Intercreditor Agreement and (ii) the security documents granting a security interest in any assets of any Person to secure the Debt and related Obligations under the Credit Agreement and the Guarantees thereof, as each may be amended, restated, supplemented or otherwise modified on or prior to the Issue Date and from time to time thereafter.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of:

(x) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

(y) the aggregate Fixed Charges during such reference period.

In making the foregoing calculation,

(1) pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt, Disqualified Stock or Preferred Stock is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

(2) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

(3) Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, will be excluded;

(4) pro forma effect will be given to:

(A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(B) the acquisition or disposition of companies, divisions, lines of businesses or operations by the Issuer and its Restricted Subsidiaries, including any acquisition or disposition of a company, division, line of business or operations since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

(C) the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Issuer or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition, disposition or discontinuation of a company, division or line of business or operation, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, merger, amalgamation or consolidation which is being given pro forma effect that have been or are expected to be realized based on actions taken, committed to be taken or expected in good faith to be taken within 12 months).

For purposes of making the computation referred to above, interest on any Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Debt during the applicable period. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars in accordance with GAAP, in a manner consistent with that used in preparing the Issuer’s financial statements.

“Fixed Charges” means, for any period, the sum of:

(1)	Interest Expense for such period; and

(2)	the product of

(x) cash dividends paid on any Preferred Stock and cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified or Preferred Stock of the Issuer or a Restricted Subsidiary, except for dividends payable in the Issuer’s Qualified Stock or paid to the Issuer or to a Restricted Subsidiary, and

(y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Issuer and its Restricted Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America as of the Issue Date, except with respect to any reports or financial information required to be delivered pursuant to Section 4.17, which shall be prepared in accordance with GAAP as in effect on the date thereof, except as provided below. At any time after adoption of IFRS by Parent for its financial statements and reports for all financial reporting purposes, the Issuer may elect to apply IFRS for all purposes of this Indenture, in lieu of United States GAAP, and, upon any such election, references herein to GAAP shall be construed to mean IFRS as in effect from time to time; provided that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS and (3) from and after such election, all ratios, computations and other determinations (A) based on GAAP contained in this Indenture shall be computed in conformity with IFRS and (B) in this Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any election to the Trustee within 15 days of such election. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Debt. For purposes of this Indenture, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

“Global Note” means a Note in registered global form without interest coupons.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (i) Parent, (ii) Holdings, (iii) each Domestic Restricted Subsidiary of the Issuer in existence on the Issue Date that Guarantees any Debt under the Credit Agreement and (iv) each Domestic Restricted Subsidiary that executes a supplemental indenture in the form of Exhibit B providing for the Guarantee of the payment of the Notes, or any successor obligor under its Note Guarantee pursuant to Article 5, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to this Indenture.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other agreement designed to manage interest rates, (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to manage foreign exchange rates or (iii) any commodity swap agreement, commodity cap agreement, commodity collar agreement, commodity or raw material futures contract or any other agreement designed to manage raw material prices.

“Holder” or “Noteholder” means the registered holder of any Note.

“Holdings” means Roundy’s Acquisition Corp., together with its successors or assigns.

“IAI Global Note” means a Global Note resold to Institutional Accredited Investors bearing the Restricted Legend.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of this Indenture (including by redesignation of an

Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.12. The accrual of interest, accretion of original issue discount, payment of interest in kind, accretion or accumulation of dividends on any Equity Interests, or the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt, will not be considered an Incurrence of Debt or Capital Stock. The term “Incur” used as a noun or adjective has a corresponding meaning.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Issuer relating to the sale of the Notes or Additional Notes by the Issuer.

“Institutional Accredited Investor” means an institutional “accredited investor” (as defined) in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Issue Date among the First Lien Collateral Agent, the Second Lien Collateral Agent, the Trustee, the Issuer, Parent, Holdings and each other Grantor named therein, as applicable, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Expense” means, for any period, the consolidated interest expense of the Issuer and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Issuer or its Restricted Subsidiaries, without duplication, (i) amortization of debt discount and debt issuance costs but excluding amortization of deferred financing charges, (ii) capitalized interest, (iii) non-cash interest expense, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (v) net costs associated with Hedging Agreements related to interest rates (including the amortization of fees), (vi) any of the above expenses with respect to Debt of another Person Guaranteed by the Issuer or any of its Restricted Subsidiaries and (vii) any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Issuer or any Restricted Subsidiary—all as determined on a consolidated basis and in accordance with GAAP.

“Interest Payment Date” means June 15 and December 15 of each year, commencing on June 15, 2014.

“Investee Store” means a Person in which the Issuer or any of its Restricted Subsidiaries has invested equity capital, to which it has made loans or for which it has guaranteed loans, in any such case in accordance with the business practice of the Issuer and its Restricted Subsidiaries of making equity investments in, making loans to or guaranteeing loans made to Persons in acquiring, remodeling, refurbishing, expanding or operating one or more retail grocery stores.

“Investment” means:

(1) any direct or indirect advance, loan or other extension of credit to another Person,

(2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3) any purchase or acquisition of Equity Interests, Debt or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4) any Guarantee of any obligation of another Person.

If the Issuer or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Issuer, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, all remaining Investments of the Issuer and its Restricted Subsidiaries in such Person shall be deemed to have been made at such time.

“Investment Grade” means BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by another Rating Agency.

“Issue Date” means December 20, 2013.

“Issuer” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Article 5.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage Deliverables” has the meaning assigned to such term in Section 11.02.

“Mortgaged Property” has the meaning assigned to such term in Section 11.02.

“Mortgages” means the mortgages, deeds of trust, deeds to secure debt and other similar security documents delivered pursuant to Section 4.20 or pursuant to Section 11.02, each in customary form, including all changes as may be required to account for local law matters.

“Net Cash Proceeds” means:

(x) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash or Cash Equivalents), net of

(1) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants, investment bankers, consultants and placement agents;

(2) provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Issuer and its Restricted Subsidiaries;

(3) payments required to be made to any Person (other than Parent or a Subsidiary thereof) owning a beneficial interest in the assets subject to such Asset Sale or to repay Debt outstanding at the time that is secured by a Lien on the property or assets sold (other than Debt secured by Liens on the Collateral); and

(4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash; and

(y) with respect to any issuance and sale of Qualified Equity Interests as referred to under Section 4.07, the proceeds of such issuance or sale in the form of cash or Cash Equivalents or other assets used or useful in the business (valued at the fair market value thereof), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of thereof.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Non-Recourse Debt” means Debt as to which (i) neither the Issuer nor any Restricted Subsidiary provides any Guarantee or is directly or indirectly liable and (ii) no default thereunder would, as such, constitute a default under any Debt of the Issuer or any Restricted Subsidiary.

“Notes” has the meaning assigned to such term in the Recitals.

“Note Guarantee” means the guarantee of the Notes by a Guarantor pursuant to this Indenture.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed or allowable as a claim in such case or proceeding (or that would accrue but for operation of applicable bankruptcy or insolvency laws).

“Offering Circular” means the offering circular relating to the offering of the Notes dated December 13, 2013.

“Offer to Purchase” has the meaning assigned to such term in Section 3.03.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any executive vice president, any senior vice president, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Issuer. Officer of any Guarantor has a correlative meaning, or, in the event that the Guarantor is a partnership or limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of such Guarantor.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial offer, the treasurer or the principal accounting officer of the Issuer.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“OID Legend” means a legend to the following effect:

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, THE ISSUE PRICE IS $[             ], THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $[            ], THE ISSUE DATE IS [            ] AND THE YIELD TO MATURITY, APPLYING SEMI-ANNUAL COMPOUNDING, IS [            ]% PER ANNUM.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Parent, Holdings or the Issuer.

“Parent” means Roundy’s, Inc., together with its successors and assigns.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Bank Debt” means Debt Incurred under Section 4.06(b)(1).

“Permitted Business” means any of the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto and any unrelated business to the extent that it is not material to the business of the Issuer and its Restricted Securities taken as a whole.

“Permitted Debt” has the meaning assigned to such term in Section 4.06.

“Permitted Holders” means any or all of the following:

(1) WSP, together with its affiliates and related partners and investors (other than any portfolio company);

(2) any Person that (i) directly or indirectly, is in control of, is controlled by, or is under common control with, the Persons specified in clause (1) and (ii) is organized by the Persons specified in clause (1) primarily for the purpose of making equity or debt investments in one or more companies;

(3) any one or more Persons, together with such Persons’ Affiliates, whose beneficial ownership constitutes or results in a Change of Control in respect of which a Offer to Purchase is made as required by Section 4.11;

(4) Senior Management; and

(5) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) of which any of the Permitted Holders pursuant to clauses (1) through (4) above are members and collectively have beneficial ownership of more than 50% of the total voting power of the Capital Stock of Parent held by such group.

For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Permitted Investments” means:

(1) any Investment in the Issuer or in a Restricted Subsidiary;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by the Issuer or any Subsidiary of the Issuer in a Person, if as a result of such Investment,

(A) such Person becomes a Restricted Subsidiary, or

(B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(4) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 4.12 or in any disposition of assets not constituting an Asset Sale;

(5) Hedging Agreements, or any Investment pursuant to a Hedging Agreement, otherwise permitted under this Indenture;

(6) (i) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) prepaid expenses or deposits created in the ordinary course of business and set forth on the Issuer’s or any Restricted Subsidiary’s balance sheet, (iii) endorsements for collection or deposit in the ordinary course of business, and (iv) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or bankruptcy, workout or reorganization of another Person, or in satisfaction of claims or judgments;

(7) Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause that are at the time outstanding, not to exceed the greater of $15.0 million and 1.0% of Total Assets of the Issuer at the time of Investment (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause); provided, however, that if any Investment pursuant to this clause is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause for so long as such Person continues to be a Restricted Subsidiary;

(8) payroll, travel, moving and other loans or advances to, or Guarantees issued to support the obligations of, current or former officers, managers, directors, consultants and employees, in each case in the ordinary course of business;

(9) extensions of credit to customers, suppliers, licensees and franchisees in the ordinary course of business;

(10) Investments in Persons engaged in Permitted Businesses in an aggregate amount, taken together with all other Investments made in reliance on this clause that are at the time outstanding, not to exceed the greater of $25.0 million and 1.75% of Total Assets of the Issuer at the time of Investment (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause); provided, however, that if any Investment pursuant to this clause is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause for so long as such Person continues to be a Restricted Subsidiary;

(11) Investments by the Issuer or the Subsidiary Guarantors in Investee Stores either in the form of equity, loans or other extensions of credit having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) and the aggregate amount of Guarantee obligations incurred in the ordinary course of business by the Issuer or any of its Restricted Subsidiaries of Debt of any Investee Store permitted by this clause (11) that are at that time outstanding not to exceed $20.0 million;

(12) any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (provided that any such issuance of Equity Interests will not be included in making the calculations under Section 4.07(a)(3)(B);

(13) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Issue Date;

(14) any Investment acquired by the Issuer or any of its Restricted Subsidiaries as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(15) Guarantees issued in accordance with Section 4.06;

(16) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(17) any Investment in any Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business consistent with past practice; and

(18) Investments consisting of indemnification obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations in respect of mineral sales contracts (and extensions or renewals thereof on similar terms) or under applicable law or with respect to workers’ compensation benefits, in each case entered into in the ordinary course of business, and pledges or deposits made in the ordinary course of business in support of obligations under mineral sales contracts (and extensions or renewals thereof on similar terms).

“Permitted Liens” means:

(1) Liens existing on the Issue Date (other than Liens otherwise permitted under clause (2) or (3) below);

(2) Liens securing the Notes (but not any Additional Notes) or any Note Guarantees;

(3) (a) Liens (which may be First-Priority Liens) securing (i) Obligations under or with respect to any Permitted Bank Debt of the Issuer or any Guarantor or (ii) Hedging Agreements and obligations in respect of treasury, depository, credit cards, debit cards and cash management services and any automated clearing house fund transfer services and (b) Liens on assets of any Restricted Subsidiary that is not a Guarantor securing Debt of such Restricted Subsidiary or any other Restricted Subsidiary that is not a Guarantor;

(4) (i) pledges or deposits under worker’s compensation laws, unemployment insurance and other social security laws or regulations or similar legislation, or to secure liabilities to insurance carriers under insurance arrangements in respect of such obligations, or good faith deposits, prepayments or cash payments in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety and appeal bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and (ii) Liens securing obligations specified in Section 4.06(b)(6), Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, contractual arrangements with suppliers, reclamation bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money or the obtaining of advances or credit;

(5) Liens imposed by law, such as carriers’, vendors’, warehousemen’s, landlords’, mechanics’, materialmen’s and repairmen’s Liens, supplier of materials, architects’ and other like Liens, in each case for sums not yet overdue for a period of more than 90 days or being contested in good faith and by appropriate proceedings;

(6) Liens in respect of taxes and other governmental assessments and charges or claims which are not yet overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

(7) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

(8) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of, or other defects and exceptions to title of real property where such defects or exceptions, not interfering in any material respect with the conduct of the business of the Issuer and its Restricted Subsidiaries;

(9) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property and real property, in the ordinary course of business;

(10) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens, margins liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including any such Liens securing Obligations under Hedging Agreements;

(11) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(12) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(13) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists as a result thereof;

(14) (a) Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Issuer and its Restricted Subsidiaries and (b) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business in accordance with past practices;

(15) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred under Section 4.06(b)(9) for the purpose of financing all or any part of the purchase price or cost of acquisition, construction or improvement of such property and which attach within 365 days of the date of such purchase or the completion of acquisition, construction or improvement;

(16) Liens on property or Equity Interests of a Person at the time such Person becomes a Restricted Subsidiary of the Issuer, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Issuer or any Restricted Subsidiary;

(17) Liens on property at the time the Issuer or any of its Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Issuer or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Issuer or any Restricted Subsidiary;

(18) Liens securing Debt or other obligations of the Issuer or a Restricted Subsidiary to the Issuer or a Guarantor;

(19) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt for borrowed money that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Agreements;

(20) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (15), (16), (17) or (24) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased;

(21) contractual or statutory Liens of suppliers on goods provided by the relevant suppliers imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business;

(22) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or consignments entered into in the ordinary course of business by the Issuer and its Restricted Subsidiaries;

(23) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(24) Liens on the Collateral incurred to secure Obligations in respect of any Debt permitted to be incurred pursuant to Section 4.06; provided that (i) with respect to First-Priority Liens securing Obligations permitted under this clause (24), at the time of incurrence and after giving pro forma effect thereto, the Consolidated First Lien Debt Ratio would be no greater than 3.5 to 1.0 and (ii) with respect to Second-Priority Liens securing Obligations permitted under this clause (24), at the time of incurrence and after giving pro forma effect to the incurrence thereof, the Consolidated Secured Debt Ratio would be no greater than 4.75 to 1.0;

(25) other Liens securing obligations in an aggregate amount not exceeding the greater of $40.0 million or 2.75% of Total Assets, at any one time outstanding;

(26) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(27) deposits made in the ordinary course of business to secure liability to insurance carriers;

(28) Liens on the Equity Interests of Unrestricted Subsidiaries; and

(29) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of the Notes.

For purposes of determining compliance with this definition, (A) Liens need not be Incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be Incurred in part under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Issuer may, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

“Permitted Refinancing Debt” has the meaning assigned to such term in Section 4.06.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“purchase amount” has the meaning assigned to such term in Section 3.03.

“purchase date” has the meaning assigned to such term in Section 3.03.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agencies” means S&P and Moody’s; provided that if either S&P or Moody’s (or both) shall cease issuing a rating on the Notes for reasons outside the control of the Issuer, the Issuer may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“refinance” has the meaning assigned to such term in Section 4.06.

“Refinancing Transactions” means the offering and sale of the Notes, the amendment of the Credit Agreement, the repayment of a portion of the Debt outstanding under the Credit Agreement and the payment of fees and expenses in connection with the foregoing transactions as described in the Offering Circular.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Regular Record Date” for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Related Party Transaction” has the meaning assigned to such term in Section 4.13.

“Related Person” has the meaning assigned to such term in Section 11.09.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who shall have direct responsibility for the administration of this Indenture at the Corporate Trust Office, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.07.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Reversion Date” has the meaning assigned to such term in Section 4.19.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of the McGraw-Hill Corporation, and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“SEC” means the Securities and Exchange Commission.

“Second Lien Collateral Agent” has the meaning assigned to such term in Section 11.09.

“Second-Priority Lien Obligations” means (1) the Notes and the Note Guarantees thereof and (2) all other Debt secured by Liens on the Collateral that are equal in priority to the Liens on the Collateral securing the Notes, and, in each case, all Obligations in respect thereof.

“Second-Priority Liens” means all Liens that secure Second-Priority Lien Obligations.

“Second-Priority Security Documents” means (i) the Intercreditor Agreement and (ii) the security documents granting a security interest in any assets of any Person to secure the Debt and related Obligations under the Notes and the related Note Guarantees (including the Security Agreement), as each may be amended, restated, supplemented or otherwise modified in accordance with this Indenture from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Second Lien Collateral Agreement dated as of the Issue Date among the Issuer, Parent, Holdings and each of the other Guarantors named therein in favor of the Second Lien Collateral Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Security Document Order” has the meaning assigned to such term in Section 11.09.

“Security Documents” means the Second-Priority Security Documents, as each may be amended, restated, supplemented or otherwise modified from time to time.

“self-liquidating paper” has the meaning assigned to such term in Section 7.03.

“Senior Management” means the officers, directors, and other members of senior management of Parent or any of its Subsidiaries, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of Parent or any of its Subsidiaries and who are not appointed, hired or elected to any such positions in contemplation of or in connection with a transaction that would have resulted in a Change of Control but for such appointment, hiring or election.

“Significant Restricted Subsidiary” means any Restricted Subsidiary, or group of Restricted Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of this Indenture.

“Stated Maturity” means (i) with respect to any Debt, Disqualified Stock or Preferred Stock, the date specified as the fixed date on which the final installment of principal or liquidation value of such Debt, Disqualified Stock or Preferred Stock, is due and payable or (ii) with respect to any scheduled installment of principal or liquidation value of or interest on any Debt, Disqualified Stock or Preferred Stock, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, Disqualified Stock or Preferred Stock, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Issuer or any Guarantor which is subordinated in right of payment to the Notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect; provided, however, that no Debt will be deemed to be contractually subordinated in right of payment to any other Debt solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

“Subsidiary” means with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

Unless otherwise specified, “Subsidiary” means a Subsidiary of the Issuer.

“Subsidiary Guarantor” means a Guarantor that is a Subsidiary of the Issuer; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Subsidiary shall cease being a Subsidiary Guarantor.

“Suspended Covenants” has the meaning assigned to such term in Section 4.19.

“Suspension Period” has the meaning assigned to such term in Section 4.19.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.

“Total Assets” means the total consolidated assets of any Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person provided to the Trustee or filed with the SEC pursuant to Section 4.17 (or required to be provided thereunder), calculated on a pro forma basis to give effect to any acquisition or disposition of companies, divisions, lines of businesses or operations by Parent and its Restricted Subsidiaries subsequent to such date and on or prior to the date of determination.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2016; provided that if the period from the redemption date to December 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance Section 4.18.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Issuer and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

“WSP” means, collectively or individually, any of Willis Stein & Partners III Sub, L.P., Willis Stein & Partners Dutch III-A Sub, L.P., Willis Stein & Partners Dutch III-B Sub, L.P., Willis Stein & Partners III-C Sub, L.P., Willis Stein & Partners Management III, L.P., Willis Stein & Partners Management III, LLC and funds, partnerships or other entities (other than portfolio companies) managed or advised by any of the foregoing.

Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Issuer may classify such transaction as it, in its sole discretion, determines.

ARTICLE 2

THE NOTES

Section 2.01. Form, Dating and Denominations 144A, Reg S; Legends 144A, Reg S. (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b) (1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Note (other than a Permanent Offshore Note) will bear the Restricted Legend.

(2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4) Initial Notes and Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5) Initial Notes and Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Issuer to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(6) Initial Notes resold to Institutional Accredited Investors will be in the form of an IAI Global Note.

(7) Each Note issued with more than a de minimus amount of original issue discount will bear an OID Legend.

(c) If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Issuer may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02. Execution and Authentication; Additional Notes. (a) An Officer shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee will authenticate and deliver

(i) Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $200,000,000, and

(ii) Additional Notes from time to time after the Issue Date for original issue in aggregate principal amounts specified by the Issuer,

after the following conditions have been met:

(1) Receipt by the Trustee of an Officer’s Certificate specifying

(A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B) whether the Notes are to be Initial Notes or Additional Notes,

(C) in the case of Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,

(D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(E) other information the Issuer may determine to include.

(2) In the case of Additional Notes, if the Additional Notes will not be fungible with the Initial Notes for United States federal income tax purposes, the Additional Notes have a separate CUSIP number.

Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Issuer may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Issuer may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Issuer and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Issuer initially appoints the Trustee as Registrar and Paying Agent.

(b) The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Issuer will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Issuer and entitled to the benefits of this Indenture. If required by the Trustee or the Issuer, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Issuer to protect the Issuer and the Trustee from any loss they may suffer if a Note is replaced. The Issuer may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay all amounts then due on such Notes.

(b) A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note; provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuer or any Affiliate of the Issuer will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer.

Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Issuer will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07. Cancellation. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Issuer. The Issuer may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08. CUSIP and CINS Numbers. The Issuer in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Issuer will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Issuer shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) None of the Issuer, the Trustee or the Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(3) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.09 and Section 2.10.

(4) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(5) If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuer within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the

Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such register and

(y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4) of this Section 2.09).

(e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.10 and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c) of this Section 2.10, the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation

S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Issuer has provided the Trustee with an Officer’s Certificate, which complies with Section 14.05 hereof, to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate. Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

ARTICLE 3

REDEMPTION; OFFER TO PURCHASE

Section 3.01. Optional Redemption. Except as set forth in subsections (a) to (c) below, the Notes are not redeemable at the option of the Issuer.

(a) At any time and from time to time on or after December 15, 2016, the Issuer may redeem the Notes (including any Additional Notes), in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive the interest due on the corresponding Interest Payment Date).

12-month period commencing on December 15 in Year	Percentage
2016	107.688%
2017	105.125%
2018	102.563%
2019 and thereafter	100%

(b) At any time and from time to time prior to December 15, 2016, upon not less than 30 nor more than 60 days’ notice, the Issuer may redeem some or all of the Notes (including Additional Notes) at a price of 100% of the principal amount of the Notes (including Additional Notes) being redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive the interest due on the corresponding Interest Payment Date).

(c) At any time and from time to time prior to December 15, 2016, the Issuer may redeem Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 110.250% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Initial Notes and any Additional Notes; provided that:

(i) in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(ii) not less than 65% of the aggregate principal amount of the Notes (including Additional Notes) remains outstanding immediately thereafter.

(d) In connection with any redemption of Notes pursuant to subsections (a) to (c) (including with the net cash proceeds of an Equity Offering), any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related Equity Offering.

Section 3.02. Method and Effect of Redemption. (a) If the Issuer elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officer’s Certificate at least 30 days before the redemption date (unless a shorter period is satisfactory to the Trustee), which Officer’s Certificate shall, in addition to all other required information, contain all such information described in Section 3.02(b)(1), 3.02(b)(2) and 3.02(b)(3) hereof. If fewer than all of the Notes are being redeemed, the Trustee will select the Notes to be redeemed pro rata in accordance with DTC procedures, in denominations of $2,000 principal amount and higher integral multiples of $1,000. The Trustee will notify the Issuer promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Issuer or at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date.

(b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(1) the redemption date;

(2) the redemption price (or the manner of calculation if not then known), including the portion thereof representing any accrued interest;

(3) the place or places where Notes are to be surrendered for redemption;

(4) Notes called for redemption must be so surrendered in order to collect the redemption price;

(5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive the interest due on the corresponding Interest Payment Date), unless the Issuer defaults in payment of the redemption price, in which case interest will continue to accrue until the redemption price has been paid;

(6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued;

(7) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes; and

(8) if the redemption is subject to one or more conditions precedent, the nature of such one or more conditions precedent.

(c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Issuer shall redeem such Notes at the redemption price, subject in each case to the satisfaction of any condition precedent to such redemption. Commencing on the redemption date (and subject to the satisfaction of any condition precedent for the redemption), Notes redeemed will cease to accrue interest, unless the Issuer defaults in payment of the redemption price, in which case interest will continue to accrue until the redemption price has been paid. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

Section 3.03. Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Issuer to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Issuer will notify the Trustee prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

(b) The offer must include or state the following as to the terms of the Offer to Purchase:

(1) the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (the “purchase amount”);

(3) the purchase price, including the portion thereof representing accrued and unpaid interest;

(4) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(5) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount;

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Issuer or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(8) interest on any Note not tendered, or tendered but not purchased by the Issuer pursuant to the Offer to Purchase, will continue to accrue;

(9) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date, unless the Issuer defaults in payment of the purchase price, in which case interest will continue to accrue until the purchase price has been paid;

(10) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Issuer or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(11) (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased;

(12) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(13) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Prior to the purchase date, the Issuer will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officer’s Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d) The Issuer will comply with Rule 14e-1 under the Exchange Act, as applicable, and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

(e) The Issuer will timely repay Debt or obtain consents as necessary under, or terminate, agreements or instruments that would otherwise prohibit an Offer to Purchase required to be made pursuant to this Indenture.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes. (a) The Issuer agrees to pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 10:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Issuer will deposit with the Trustee (or, if different from the Trustee, the Paying Agent) money in immediately available funds sufficient to pay such amounts; provided that if the Issuer or any Affiliate of the Issuer is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Issuer will promptly notify the Trustee of its compliance with this paragraph.

(b) An installment of principal, premium, if any, or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Issuer or any Affiliate of the Issuer) holds on the date and time set forth in Section 4.01(a) money designated for and sufficient to pay the installment. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Issuer agrees to pay interest on overdue principal and overdue interest, at the rate otherwise applicable to the Notes.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Issuer will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02. Maintenance of Office or Agency. The Issuer will maintain in the United States of America an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as such office of the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Existence. The Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Issuer and each Restricted Subsidiary; provided that the Issuer is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.14 or Article 5.

Section 4.04. Payment of Taxes. The Issuer will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary or its income or profits or property, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established or where failure to effect such payment is not adverse in any material way to the Holders of the Notes.

Section 4.05. Insurance.

The Issuer will provide or cause to be provided, for itself and its Restricted Subsidiaries that are Guarantors, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Issuer and its Restricted Subsidiaries that are Guarantors are then conducting business, and cause the Second Lien Collateral Agent to be listed as loss payee (or co-loss payee) on such property and property casualty policies and as additional insured on such liability policies; it being understood that this Section shall not prevent the use of deductible or excess loss insurance and shall not prevent (i) the Issuer or any of its Subsidiaries from acting as a self-insurer or maintaining insurance with another Subsidiary or Subsidiaries of the Issuer so long as such action is consistent with sound business practice or (ii) the Issuer from obtaining and owning insurance policies covering activities of its Subsidiaries.

Section 4.06. Limitation on Debt and Disqualified or Preferred Stock. (a) The Issuer

(1) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and

(2) will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, and will not permit any of its Restricted Subsidiaries that is not a Guarantor to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Restricted Subsidiaries held by the Issuer or a Restricted Subsidiary, so long as it is so held);

provided that the Issuer or any Subsidiary Guarantor may Incur Debt or Disqualified Stock and any Subsidiary Guarantor may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.0 to 1.0.

(b) Notwithstanding the foregoing, the Issuer and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(1) Debt (“Permitted Bank Debt”) of the Issuer pursuant to Credit Facilities; provided that the aggregate principal amount at any time outstanding does not exceed $650.0 million, less any amount of such Debt permanently repaid as provided under Section 4.12;

(2) Debt of the Issuer or any Restricted Subsidiary to the Issuer or any Restricted Subsidiary so long as such Debt continues to be owed to the Issuer or a Restricted Subsidiary and which, if the obligor is the Issuer or a Subsidiary Guarantor and such Debt is owed to a non-Guarantor, is subordinated in right of payment to the Notes;

(3) Debt of the Issuer pursuant to the Notes (other than Additional Notes) and Debt of any Subsidiary Guarantor pursuant to a Note Guarantee (including Additional Notes);

(4) Debt, Disqualified Stock or Preferred Stock (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used (or will be used within 90 days) to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt, Disqualified Stock or Preferred Stock in an amount not to exceed the principal amount or liquidation value of the Debt, Disqualified Stock or Preferred Stock so refinanced, plus premiums, fees and expenses; provided that:

(A) in case the Debt to be refinanced is Subordinated Debt, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinated in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,

(B) the new Debt, Disqualified Stock or Preferred Stock does not have a Stated Maturity prior to the earlier of (i) the Stated Maturity of the Debt, Disqualified Stock or Preferred Stock to be refinanced and (ii) 90 days after the Stated Maturity of the Notes, and the new Debt, Disqualified Stock or Preferred Stock has an Average Life at the time of Incurrence that is not less than the shorter of (x) the remaining Average Life of the Debt, Disqualified Stock or Preferred Stock being refinanced and (y) the Average Life that would result if all payments of principal on the Debt, Disqualified Stock and Preferred Stock being refinanced that were due on or after the date that is 90 days following the maturity date of any Notes then outstanding were instead due on such date,

(C) in no event may Debt, Disqualified Stock or Preferred Stock of the Issuer or any Subsidiary Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor, and

(D) Debt, Disqualified Stock or Preferred Stock Incurred pursuant to clauses (1), (2), (5), (6) and (9) through (19) may not be refinanced pursuant to this clause (4);

(5) Hedging Agreements of the Issuer or any Restricted Subsidiary entered into for non-speculative purposes;

(6) Debt of the Issuer or any Restricted Subsidiary with respect to (A) letters of credit and bankers’ acceptances issued in the ordinary course of business and not supporting other Debt, including letters of credit supporting performance, surety or appeal bonds, workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Debt with respect to reimbursement type obligations regarding workers’ compensation claims; (B) indemnification, adjustment of purchase price, earn-out or other obligations incurred in connection with the acquisition or disposition of any business or assets provided that such Debt is not reflected on the balance sheet of the Issuer or any of its Restricted Subsidiaries; and (C) Guarantees of Debt of joint ventures, in an aggregate amount at any time outstanding under this clause (C) not to exceed the greater of $25.0 million and 1.75% of Total Assets;

(7) Acquired Debt (A) provided that after giving effect to the Incurrence thereof, the Issuer could Incur at least $1.00 of Debt under Section 4.06(a), (B) provided that after giving effect to the Incurrence thereof, the Fixed Charge Coverage Ratio would be greater than the Fixed Charge Coverage Ratio immediately prior to such Incurrence or (C) in an aggregate principal amount Incurred pursuant to this clause (C), together with Permitted Refinancing Debt Incurred in respect thereof, that does not exceed $30.0 million;

(8) Debt of the Issuer or any Restricted Subsidiary outstanding on the Issue Date (and, for purposes of clause (4)(D), not otherwise constituting Permitted Debt pursuant to clause (1));

(9) Debt, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary, which may include Capital Leases, Incurred on or after the Issue Date no later than 365 days after the date of purchase or completion of construction, improvement, repair, maintenance, upgrade or replacement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) for the purpose of financing all or any part of the purchase price or cost thereof and any related taxes or transaction costs, provided that the principal amount of any Debt Incurred pursuant to this clause may not exceed at any time outstanding (a) the greater of $40.0 million and 2.75% of Total Assets (measured at the time of Incurrence of any such Debt) less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause;

(10) Debt of the Issuer or any Subsidiary Guarantor consisting of co-issuances or Guarantees of Debt of the Issuer or any Restricted Subsidiary Incurred under any other clause of this Section 4.06;

(11) Debt, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed the greater of $30.0 million and 2.0% of Total Assets;

(12) Debt resulting from the issuance of performance, surety, statutory or appeal bonds in the ordinary course of business; provided that no such bond or similar obligation is provided to secure the repayment of other Debt;

(13) Debt of the Issuer or a Restricted Subsidiary consisting of (x) repurchase or redemption obligations with respect to Capital Stock of Parent issued to directors, consultants, managers, officers and employees of Parent, Holdings, the Issuer and its Restricted Subsidiaries to the extent such repurchase or redemption is permitted under Section 4.07(b)(7) and (y) promissory notes issued by the Issuer to directors, consultants, managers, officers and employees (or their spouses or estates) of Parent, Holdings, the Issuer and its Restricted Subsidiaries to purchase or redeem Capital Stock of Parent issued to such director, consultant, manager, officer or employee to the extent such purchase or redemption is permitted under Section 4.07(b)(7);

(14) Debt in the form of obligations of the Issuer or any of its Restricted Subsidiaries under indemnification, incentive, non-compete, deferred compensation or other similar arrangements in connection with a Permitted Investment;

(15) Debt arising from the endorsement of instruments for deposit, the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or Debt in respect of netting services, cash management services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in connection with deposit accounts, in each case in the ordinary course of business;

(16) Debt of the Issuer or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(17) Debt of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Credit Facilities (which letter of credit or bank guarantee is Incurred pursuant to clause (1) above) in a principal amount not in excess of the stated amount of such letter of credit;

(18) Debt representing deferred compensation to employees of Parent, Issuer or any Restricted Subsidiary Incurred in the ordinary course of business; and

(19) Debt to the extent the net cash proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes pursuant to Article 8.

(c) Notwithstanding any other provision of this Section 4.06, for purposes of determining compliance with this Section 4.06, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Issuer or a Restricted Subsidiary may Incur under this Section 4.06. For purposes of determining compliance with any

U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred or, in the case of revolving credit Debt, first committed; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

(d) In the event that an item of Debt, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred pursuant to paragraph (a) of this Section 4.06, the Issuer, in its sole discretion, will classify and may reclassify (based on circumstances at the time of any such reclassification) such item of Debt, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Debt, Disqualified Stock or Preferred Stock in one of the above clauses and the Issuer will be entitled to divide, classify and reclassify an item of Debt in more than one of the types of Debt described in this Section 4.06, and may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this Section 4.06 at any time; provided that Debt under the Credit Agreement outstanding on the Issue Date shall be deemed at all times to be incurred under clause (1) of Permitted Debt.

Section 4.07. Limitation on Restricted Payments. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Issuer’s Qualified Equity Interests) held by Persons other than the Issuer or any of its Restricted Subsidiaries;

(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer (including, without limitation, Parent and Holdings) held by Persons other than the Issuer or any of its Restricted Subsidiaries;

(iii) repay, redeem (or give irrevocable notice to redeem), repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt (except (1) a payment of interest or principal at Stated Maturity or (2) any such repayment, redemption, repurchase, defeasance or other acquisition or retirement, or any such payment, of Subordinated Debt in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof); or

(iv) make any Investment other than a Permitted Investment;

unless after giving effect to the proposed Restricted Payment:

(1) no Default has occurred and is continuing,

(2) the Issuer could Incur at least $1.00 of Debt under Section 4.06(a), and

(3) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of (without duplication):

(A) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on September 29, 2013 and ending on the last day of the Issuer’s most recently completed fiscal quarter for which internal financial statements are available immediately preceding the date of such proposed Restricted Payment, plus

(B) subject to paragraph (c), the aggregate net cash proceeds, and the fair market value of any assets or property other than cash, received by the Issuer (other than from a Subsidiary) after the Issue Date:

(i) from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Issuer, or

(ii) as a contribution to its common equity capital, plus

(C) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

(x) the cash return, and the fair market value of any assets or property received, after the Issue Date, on Investments in an Unrestricted Subsidiary made after the Issue Date pursuant to this paragraph (a) as a result of any sale, repayment, redemption, liquidating distribution or other realization (not included in Consolidated Net Income) on such Investments, plus

(y) all distributions or dividends to the Issuer or a Restricted Subsidiary from Unrestricted Subsidiaries (provided that such distributions or dividends shall be excluded in calculating Consolidated Net Income for purposes of clause 3(A)), plus

(z) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Issuer and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a), plus

(D) the cash return, and the fair market value of assets or property received, after the Issue Date, on any other Investment made after the Issue Date pursuant to this paragraph (a), as a result of any sale, repayment, redemption, liquidating distribution, transfer of assets, payment of dividends, interest or distributions to the Issuer or any Restricted Subsidiary from any Unrestricted Subsidiary, or other return of capital or realization (to the extent not included in Consolidated Net Income), not to exceed the amount of such Investment so made by the Issuer or any Restricted Subsidiary.

The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets or property, as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution.

(b) The foregoing will not prohibit:

(1) the payment of any dividend or distribution or irrevocable redemption within 90 days after the date of declaration or giving of the redemption notice if, at the date of declaration or giving of the redemption notice, such payment would comply with paragraph (a);

(2) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Issuer, to all holders of any class of Capital Stock of such Restricted Subsidiary;

(3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(4) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Issuer or any direct or indirect parent (including, without limitation, Parent and Holdings) in exchange for, or out of the proceeds of (i) an offering (occurring within 60 days of such purchase, redemption or other acquisition or retirement for value) of Qualified Equity Interests of the Issuer or of Qualified Equity Interests of any direct or indirect parent of the Issuer to the extent contributed to the common equity capital of the Issuer or (ii) a contribution to the common equity capital of the Issuer (occurring within 60 days of such purchase, redemption or other acquisition or retirement for value);

(5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Issuer or any Subsidiary Guarantor in exchange for, or out of the proceeds of (i) an offering (occurring within 60 days of such purchase, redemption or other acquisition or retirement for value) of Qualified Equity Interests of the Issuer or of Qualified Equity Interests of any direct or indirect parent of the Issuer to the extent contributed to the common equity capital of the Issuer or (ii) a contribution to the common equity capital of the Issuer (occurring within 60 days of such purchase, redemption or other acquisition or retirement for value);

(6) any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering (with any offering within 60 days deemed as substantially concurrent) of (i) Qualified Equity Interests of the Issuer or of Qualified Equity Interests of any direct or indirect parent of the Issuer to the extent contributed to the common equity capital of the Issuer) or (ii) a contribution to the common equity capital of the Issuer;

(7) amounts paid to any direct or indirect parent of the Issuer for the purchase, redemption or other acquisition or retirement for value of Equity Interests of such parent or the Issuer held by officers, directors or employees or former officers, directors or employees of the Issuer, any Restricted Subsidiary or any such parent (or their spouses or former spouses or estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate amount of payments (including, without limitation, payments in respect of Debt permitted under Section 4.06(b)(13)) under this clause shall not exceed an amount equal to (A) $5.0 million in any twelve-month period (with unused amounts being available to be used in subsequent twelve-month periods up to a maximum of $10.0 million in any such subsequent twelve-month period), plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests of the Issuer or any direct or indirect parent of the Issuer to its officers, directors or employees that have not previously been applied to the payment of Restricted Payments pursuant to this Section 4.07, plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this Section 4.07;

(8) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof pursuant to provisions similar to those described under Section 4.11 and Section 4.12; provided that, in each case, prior to the repurchase the Issuer has made an Offer to Purchase and repurchased all Notes issued under this Indenture that were validly tendered for payment in connection with the offer to purchase;

(9) (a) payments to any direct or indirect parent of the Issuer of (i) amounts necessary to pay taxes, in an amount not to exceed the amount of taxes the Issuer and its Subsidiaries would pay on a stand-alone basis, plus (ii) amounts necessary to pay expenses required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, its officers and employees and corporate overhead expenses to the extent related to its operations as the direct or indirect holding company of the Issuer, plus (iii) any costs related to any equity offering of Parent’s Capital Stock, plus (iv) amounts necessary to make interest and principal payments on Debt of any direct or indirect parent of the Issuer the proceeds of which have been contributed to the Issuer or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Debt of, the Issuer Incurred in accordance with Section 4.06, plus (v) amounts necessary to pay customary and reasonable costs and expenses of financings, acquisitions or offerings of securities of any direct or indirect parent of the Issuer that are not consummated or (b) any “deemed dividend” resulting under the tax laws from, or in connection with, the filing of a consolidated or combined tax return by such direct or indirect parent of the Issuer (and not involving any cash distribution from the Issuer except as permitted by clause (a)(i) above);

(10) any Restricted Payment that could be deemed to have been made as the result of a contribution of cash or Cash Equivalents to an employee benefit plan of any direct or indirect parent of the Issuer, the Issuer or a Restricted Subsidiary pursuant to the terms thereof, to the extent such benefit plan purchases Equity Interests of Parent in the open market;

(11) any Restricted Payment for the purchase, repurchase, redemption, acquisition or retirement for nominal value of common stock or preferred stock purchase rights in each case issued in connection with any stockholder rights plan that may be adopted by Parent;

(12) any Restricted Payment for repurchases of Equity Interests that occur or are deemed to occur (i) upon the exercise of stock options, warrants or similar rights to the extent such Equity Interests represent a portion of the exercise price thereof, (ii) as a result of Equity Interests being utilized to satisfy tax withholding obligations upon exercise of stock options or vesting of other equity awards and (iii) upon the cancellation or forfeiture of stock options, warrants or other equity awards;

(13) cash payments made in lieu of the issuance of fractional shares (whether in connection with the exercise of warrants, options or other securities convertible into or exchangeable into Equity Interests of Parent or otherwise);

(14) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary issued in accordance with Section 4.06 to the extent such dividends are included in the definition of Fixed Charges and payment of any redemption price or liquidation value of any such Disqualified Stock or Preferred Stock when due in accordance with its terms;

(15) payments or distributions by Issuer or any Restricted Subsidiary to dissenting stockholders pursuant to applicable law in connection with any merger or acquisition consummated by Parent, the Issuer or a Restricted Subsidiary of a Person (other than a Subsidiary of the Issuer) on or after the Issue Date and not prohibited by this Indenture;

(16) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt incurred pursuant to Section 4.06(b)(2), (5), (6), (14), (15) and (16);

(17) amounts paid to any direct or indirect parent of the Issuer to fund the declaration and payment of dividends on Parent’s Equity Interests, or the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Equity Interests of Parent, not to exceed an aggregate amount pursuant to this clause (17) of $10.0 million in any calendar year; provided that any unused amounts in any calendar year may be carried forward to one or more future periods; and

(18) Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed $20.0 million;

provided that, in the case of clauses (7), (9)(a)(iii) and (9)(a)(v), no Default has occurred and is continuing or would occur as a result thereof.

(c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4), (5), (6) or (7) of paragraph (b). Restricted Payments permitted pursuant to paragraph (b) (other than Restricted Payments permitted by clauses (1), (7) and (8) of paragraph (b)) will not be included in making the calculations under clause (3) of paragraph (a).

(d) For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment permitted pursuant to this Section 4.07 or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in clauses (1) through (18) of subsection (b) above or one or more clauses of the definition of Permitted Investments, the Issuer shall be permitted to classify such Restricted Payment or Permitted Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this Section 4.07, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this Section 4.07 or of the definition of Permitted Investments. For purposes of compliance with this Section 4.07, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

Section 4.08. Limitation on Liens. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens.

Section 4.09. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in paragraph (b), the Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary,

(2) pay any Debt or other obligation owed to the Issuer or any other Restricted Subsidiary,

(3) make loans or advances to the Issuer or any other Restricted Subsidiary, or

(4) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.

(b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions:

(1) existing on the Issue Date in the Credit Agreement, the First-Priority Security Documents, the Indenture, the Security Documents or any other agreements in effect on the Issue Date, and any amendments, modifications, extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the amendment, modification, extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being amended, modified, extended, renewed, replaced or refinanced;

(2) existing under or by reason of applicable law, rule, regulation or order; (3) existing:

(A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Issuer or any Restricted Subsidiary, or

(B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary,

which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(4) of the type described in clause (a)(4) arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or (ii) by virtue of any Lien on, or agreement to transfer, option or similar right (including any asset sale or stock sale agreement) with respect to any property or assets of, the Issuer or any Restricted Subsidiary;

(5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by Section 4.12;

(6) contained in the terms governing any Debt if (as determined in good faith by the Issuer) (i) the encumbrances or restrictions are ordinary and customary for a financing of that type and (ii) the encumbrances or restrictions either (x) would not, at the time agreed to, be expected to materially adversely affect the ability of the Issuer to make payments on the Notes or (y) in the case of any Permitted Refinancing Debt, are, taken as a whole, no less favorable in any material respect to the Noteholders than those contained in the agreements governing the Debt being refinanced;

(7) required pursuant to this Indenture, the Notes or the Note Guarantees;

(8) existing pursuant to customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(9) consisting of restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(10) existing pursuant to any instrument governing any Debt or Capital Stock of a Person that is an Unrestricted Subsidiary as in effect on the date that such Person becomes a Restricted Subsidiary, which encumbrance or restriction (i) is not applicable to any Person, or the properties or assets of any Person, other than the Person who became a Restricted Subsidiary, or the property or assets of the Person who became a Restricted Subsidiary and (ii) was not put in place in anticipation of such Person becoming a Restricted Subsidiary;

(11) existing pursuant to purchase money obligations for property acquired in the ordinary course of business and Capital Lease obligations that impose restrictions of the nature discussed in clause (a)(4) above on the property so acquired;

(12) contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; and

(13) of the type referred to in paragraph (a) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(c) For purposes of determining compliance with this Section 4.09, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Debt Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.10. Guarantees by Restricted Subsidiaries. If any Domestic Restricted Subsidiary Guarantees any Debt under the Credit Agreement after the date of this Indenture, such Domestic Restricted Subsidiary must, within 30 days, provide a Note Guarantee and grant liens on its assets pursuant to Section 4.20.

A Restricted Subsidiary required to provide a Note Guarantee shall execute a supplemental indenture in the form of Exhibit B.

Section 4.11. Repurchase of Notes Upon a Change of Control. (a) Not later than 30 days following a Change of Control, the Issuer will make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.

(b) The Issuer will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of this Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase, (ii) a notice of redemption to the Holders of the Notes has been given pursuant to Section 3.02 to redeem all of the Notes and all Notes shall have been redeemed or (iii) in the event that upon the consummation of such Change of Control, the Issuer defeases the Notes pursuant to Article 8. Notwithstanding anything to the contrary contained herein, an Offer to Purchase may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Offer to Purchase is made.

Section 4.12. Limitation on Asset Sales. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1) The Asset Sale is for at least fair market value (measured at the time of contractually agreeing to such Asset Sale).

(2) At least 75% of the consideration consists of cash or Cash Equivalents received at closing; provided that, to the extent that any disposition in such Asset Sale was of Collateral, the non-cash consideration (including any non-cash consideration deemed to be cash pursuant to the next succeeding sentence) received (other than Excluded Assets) is pledged as Collateral under the Security Documents and in accordance with this Indenture substantially simultaneously with such sale. (For purposes of this clause (2) only, (A) the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Issuer or a Restricted Subsidiary pursuant to operation of law or a customary novation agreement, (B) instruments or securities received from the purchaser that are promptly, but in any event within 365 days of the closing, converted by the Issuer to cash, to the extent of the cash actually so received, (C) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed $15.0 million (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), (D) the fair market value of any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business and (E) the fair market value of any Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer, shall be considered cash received or Cash Equivalents at closing.)

(3) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used:

(A) to permanently repay:

(w) Debt that had been secured by the assets sold in the Asset Sale, to the extent that the assets sold were not Collateral,

(x) Debt of a Restricted Subsidiary that is not a Guarantor, to the extent that the assets sold were not Collateral, or

(y) Debt constituting First-Priority Lien Obligations (and, if such Debt is a revolving credit, such repayment results in a permanent reduction of the commitment thereunder by such amount), or

(z) Debt of the Issuer or a Guarantor secured by Liens on the Collateral that rank equal with the Liens securing the Notes (provided that the Issuer shall ratably repurchase (at a price of at least 100%) or redeem Notes), in each case owing to a Person other than Parent, Holdings, the Issuer or any Restricted Subsidiary,

(B) to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business; provided that, to the extent that any disposition in such Asset Sale was of Collateral, the assets (including Equity Interests) acquired are pledged as Collateral under the Security Documents and in accordance with this Indenture substantially simultaneously with such acquisition; provided that any Investment, expenditure or capital expenditure, in each case made within 180 days prior to an Asset Sale, shall be deemed to satisfy this paragraph with respect to the application of the Net Cash Proceeds from such Asset Sale,

(C) to enter into a binding commitment to take any of the actions described in the foregoing subclauses (A) and (B), and take such action within 180 days after the date of such commitment, or

(D) any combination of the foregoing subclauses (A) through (C); provided that, pending the final application of any Net Cash Proceeds pursuant to this clause (3), the Issuer (or the Restricted Subsidiary that owned those assets, as the case may be) may use the Net Cash Proceeds in any manner not otherwise prohibited by this Indenture.

(4) The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) within 365 days of the Asset Sale constitute “Excess Proceeds”. Excess Proceeds of less than $20.0 million will be carried forward and accumulated; provided that until the aggregate amount of Excess Proceeds equals or exceeds $20.0 million, all or any portion of such Excess Proceeds may be used or invested in the manner described in clause (3) above and such invested amount shall no longer be considered Excess Proceeds. When accumulated Excess Proceeds equals or exceeds $20.0 million, the Issuer must, within 30 days, make an Offer to Purchase Notes having a principal amount equal to:

(A) accumulated Excess Proceeds, multiplied by

(B) a fraction (x) the numerator of which is equal to the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding principal amount of the Notes and all pari passu Debt secured by parity liens on the Collateral similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the Notes will be 100% of the principal amount plus accrued interest to, but excluding, the date of purchase. If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount (and in a minimum amount of $2,000) will be purchased. The Issuer may satisfy its obligation to make an Offer to Purchase with respect to any Net Cash Proceeds of any Asset Sale by making an Offer to Purchase with respect to such Net Cash Proceeds prior to the expiration of the 365-day period. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by this Indenture.

Section 4.13. Limitation on Transactions with Affiliates. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Issuer or any Restricted Subsidiary (a “Related Party Transaction”) involving aggregate payment or consideration in excess of $5.0 million, except upon terms no less favorable to the Issuer or the Restricted Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Issuer.

(b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $25.0 million must first be approved by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution.

(c) The foregoing paragraphs do not apply to

(1) any transaction between the Issuer and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Issuer;

(2) the payment of customary fees to, the out-of-pocket expenses of, and customary indemnities for the benefit of, officers, members of the board of directors or managers, employees or consultants of Parent or Holdings (to the extent attributable to the business of the Issuer);

(3) any Restricted Payments made in accordance with Section 4.07 and Permitted Investments (other than pursuant to clause (3) of the definition thereof);

(4) transactions or payments, including grants of securities, stock options and similar rights, pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business or approved by the Issuer’s Board of Directors in good faith;

(5) transactions pursuant to any contract or agreement in effect on the date of this Indenture, as amended, modified or replaced from time to time so long as any such amendment is not disadvantageous in any material respect to the Holders of Notes when taken as a whole as compared to the applicable agreement as in effect on the date of this Indenture;

(6) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, or (B) transactions with joint ventures entered into in the ordinary course of business and consistent with past practice or industry norm;

(7) any transaction in which the Issuer or any Restricted Subsidiary, as the case may be, obtains a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Issuer and its Restricted Subsidiaries from a financial point of view;

(8) the entering into of a customary agreement providing registration rights to the direct or indirect shareholders of the Issuer and the performance of such agreements;

(9) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person or any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Equity Interests (other than Disqualified Stock) or any contribution to the capital of the Issuer;

(10) the entering into of any tax sharing agreement or arrangement or any other transactions undertaken in good faith that is consistent with Section 4.07(b)(9)(a)(i);

(11) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Issuer or any of its Restricted Subsidiaries with officers and employees of the Issuer or any of its Restricted Subsidiaries that are Affiliates of the Issuer and the payment of compensation to such officers and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans) so long as such agreement has been entered into in the ordinary course of business;

(12) payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Issuer’s Board of Directors in good faith;

(13) transactions permitted by, and complying with, the provisions of Article 5, or any merger, consolidation or reorganization of the Issuer with an Affiliate, solely for the purposes of (a) forming a holding company or (b) reincorporating the Issuer in a new jurisdiction;

(14) transactions between the Issuer or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Issuer or any direct or indirect parent of the Issuer; provided that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person; or

(15) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate solely because the Issuer, directly or through a Restricted Subsidiary, owns Equity Interests in such Person or owes Debt to such Person;

(16) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business; provided that the Board of Directors determines in good faith that the formation and maintenance of such group or subgroup is in the best interests of the Issuer and will not materially adversely affect the Issuer’s ability to perform its obligations under this Indenture; and

(17) loans or advances to officers, directors or employees of the Issuer in the ordinary course of business of the Issuer or its Restricted Subsidiaries or guarantees in respect thereof or otherwise made on their behalf (including payment on such guarantees) and only to the extent permitted by applicable law, including the Sarbanes-Oxley Act of 2002.

Section 4.14. Line of Business. The Issuer will not, and will not permit any of its Restricted Subsidiaries, to engage in any business other than a Permitted Business, except to an extent that so doing would not be material to the Issuer and its Restricted Subsidiaries, taken as a whole.

Section 4.15. Designation of Restricted and Unrestricted Subsidiaries. (a) The Issuer may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default:

(1) Such Subsidiary does not own any Capital Stock of the Issuer or any Restricted Subsidiary (other than a Subsidiary of the Subsidiary to be so designated that is being concurrently designated as an Unrestricted Subsidiary) or hold any Debt of, or any Lien on any property of, the Issuer or any Restricted Subsidiary (other than a Subsidiary of the Subsidiary to be so designated that is being concurrently designated as an Unrestricted Subsidiary).

(2) At the time of the designation, the designation would be permitted under Section 4.07 or as a Permitted Investment.

(3) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Issuer or any Restricted Subsidiary is permitted under Section 4.06 and Section 4.07.

(4) The Subsidiary is not party to any transaction or arrangement with the Issuer or any Restricted Subsidiary that would not be permitted under Section 4.13.

(5) Neither the Issuer nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by Section 4.06 and Section 4.07.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

(b) (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

(2) The Issuer may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(1) all existing Investments of the Issuer and its Restricted Subsidiaries therein (valued at the Issuer’s proportional share of the fair market value of its assets less liabilities) will be deemed to be made at that time;

(2) all existing Capital Stock or Debt of the Issuer or a Restricted Subsidiary held by it will be deemed to be Incurred at that time, and all Liens on property of the Issuer or a Restricted Subsidiary held by it will be deemed to be Incurred at that time;

(3) all existing transactions between it and the Issuer or any Restricted Subsidiary will be deemed entered into at that time;

(4) it will be released at that time from its Note Guarantee, if any, and the Security Documents; and

(5) it will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.

(d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(1) all of its Debt and Disqualified or Preferred Stock will be deemed to be Incurred at that time for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.12;

(2) Investments therein previously charged under Section 4.07 will be credited thereunder;

(3) it shall issue a Note Guarantee pursuant to Section 4.10 and pledge its assets (other than Excluded Assets) as Collateral for the Notes pursuant to Section 4.20 to the extent required thereby; and

(4) it will thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary.

(e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the foregoing provisions.

Section 4.16. Anti-Layering. Neither the Issuer nor any Guarantor may Incur any Debt that is subordinated in right of payment to other Debt of the Issuer or the Guarantor unless such Debt is also subordinated in right of payment to the Notes or the relevant Note Guarantee on substantially identical terms. This Section 4.16 does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt.

Section 4.17. Financial Reports. (a) Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Issuer must provide the Trustee and Noteholders, or file electronically with the SEC, within the time periods specified in the SEC’s rules and regulations for non- accelerated filers (including any extension as would be permitted by Rule 12b-25 under the Exchange Act):

(1) all quarterly and annual reports that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Issuer’s certified independent accountants, and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

In addition, whether or not required by the SEC, the Issuer will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations for non-accelerated filers (including any extension as would be permitted by Rule 12b-25 under the Exchange Act). In addition, the Issuer will make the information and reports available to securities analysts and prospective investors upon request. If the Issuer had any Unrestricted Subsidiaries during the relevant period, the Issuer will also provide to the trustees and the Noteholders information sufficient to ascertain the financial condition and results of operations of the Issuer and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries.

The financial statements, information and other documents required to be provided as described above, may be those of Parent or any other direct or indirect parent of the Issuer, so long as Parent or such direct or indirect parent of the Issuer shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than its direct or indirect ownership of all of the Equity Interests in, and its management of, the Issuer.

(b) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144 under the Securities Act, the Issuer will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.18. Reports to Trustee. (a) The Issuer will deliver to the Trustee:

(1) within 120 days after the end of each fiscal year a certificate stating that the Issuer has fulfilled its obligations under this Indenture or, if there has been a Default, specifying the Default and its nature and status; and

(2) within 30 days after the Issuer becomes aware of the occurrence of a Default, an Officer’s Certificate setting forth the details of the Default, and (unless such Default has already been cured or waived) the action which the Issuer proposes to take with respect thereto.

(b) The Issuer will notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.

Section 4.19. Suspension of Certain Covenants. If at any time after the Issue Date (i) the Notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies”, by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing hereunder, the Issuer and its Restricted Subsidiaries will not be subject to the covenants in Sections 4.06, 4.07, 4.09, 4.10, 4.12, 4.13, 4.14 and 5.01(a)(ii)(3) (the “Suspended Covenants”).

Additionally, at such time as the above referenced covenants are suspended (a “Suspension Period”), the Issuer will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Issuer would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period and such designation shall be deemed to have created a Restricted Payment as set forth under Section 4.07 following the Reversion Date.

In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of the first paragraph of this section is no longer satisfied, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events.

On each Reversion Date, all Debt incurred during the Suspension Period prior to such Reversion Date will be deemed to be Debt incurred pursuant to Section 4.06(b)(8). For purposes of calculating the amount available to be made as Restricted Payments under Section 4.07(a)(3), calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date, but not during the Suspension Period. Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.07(a)(3) and items specified in subclauses (A) through (D) of Section 4.07(a)(3) during the Suspension Period will not increase the amount available to be made thereunder. For purposes of Section 4.12, on the Reversion Date, the amount of Excess Proceeds will be reset to zero.

Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during a Suspension Period (or on the Reversion Date after a Suspension Period based solely on events that occurred during the Suspension Period).

In addition, notwithstanding anything to the contrary in this Indenture, no Default or Event of Default shall be deemed to occur as a result of the Issuer and its Restricted Subsidiaries honoring any contractual commitments to take actions in the future after a Reversion Date as long as such contractual commitments were entered into during the Suspension Period and not in anticipation of the Suspended Covenants no longer being suspended.

Section 4.20. Further Assurances; Costs.

(a) If the Issuer or any Guarantor at any time after the Issue Date acquires any new property (other than Excluded Assets) that is not automatically subject to a perfected Lien under the Security Documents, or a Restricted Subsidiary becomes a Guarantor, the Issuer will, or will cause such Guarantor to, subject to the requirements of the Security Documents, promptly (and in any event within 30 days after such property’s acquisition or it no longer being Excluded Assets, or, in any case, such longer time period as is permitted pursuant to the First-Priority Security Documents):

(i) grant a Lien on such property (or, in the case of a new Guarantor, all of its assets except Excluded Assets) to the Second Lien Collateral Agent for the benefit of the holders of Second-Priority Lien Obligations; and

(ii) deliver any required supplement to the Security Agreement and any required Mortgages necessary to grant security interests in such property, and, in the case of real property, Mortgage Deliverables or Additional Mortgage Deliverables, as applicable, and cause such Lien to be perfected to the extent required by the Security Documents.

Any security interest provided pursuant to this Section 4.20(a) that requires execution of a new Mortgage shall be accompanied by such Opinions of Counsel as to the enforceability of such Mortgage and the validity and perfection of the Liens on such property as is customarily given by counsel in the relevant jurisdiction, in form and substance customary for such jurisdiction and with customary qualifications and exceptions.

(b) Notwithstanding anything to the contrary set forth in clause (a) or elsewhere in this Indenture or any Security Document, the Issuer shall not be required to take any Excluded Action.

(c) Neither the Issuer nor any of the Guarantors will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Holders of the Notes.

ARTICLE 5

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01. Consolidation, Merger or Sale of Assets by the Issuer; No Lease of All or Substantially All Assets. (a) The Issuer will not:

(i) consolidate with or merge with or into any Person, or

(ii) sell, convey, transfer, or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis for the Issuer and its Restricted Subsidiaries), in one transaction or a series of related transactions, to any Person, unless:

(1) either (x) the Issuer is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof (provided that, in the case where the continuing Person is not a corporation, a co-obligor of the Notes is a corporation that is a Wholly-Owned Restricted Subsidiary) and expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Issuer under this Indenture, the Notes and the Security Documents;

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3) immediately after giving effect to the transaction on a pro forma basis, either (x) the Issuer or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under Section 4.06(a) or (y) the Fixed Charge Coverage Ratio of the Issuer or the resulting surviving or transferee Person is not worse than the Fixed Charge Coverage Ratio of the Issuer without giving effect to the transaction; and

(4) in connection with the execution of any supplemental indenture (or other joinder agreement, as applicable), the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and such supplemental indenture (or other joinder agreement, as applicable) comply with this Indenture;

provided that clauses (2) and (3) do not apply (i) to the consolidation or merger of the Issuer with or into a Wholly Owned Restricted Subsidiary, the consolidation or merger of a Wholly Owned Restricted Subsidiary with or into the Issuer or to the sale, conveyance, transfer, or other disposition of all or substantially all of its assets (determined on a consolidated basis for the Issuer and its Restricted Subsidiaries) to a Wholly-Owned Restricted Subsidiary that is a Guarantor, or (ii) if in the good faith determination of the

Board of Directors, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Issuer. Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or sell, convey, transfer or otherwise dispose, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer.

(b) The Issuer shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

(c) Upon the consummation of any transaction effected in accordance with these provisions, if the Issuer is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, the Notes and the Security Documents with the same effect as if such successor Person had been named as the Issuer in this Indenture and the Security Documents. Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all its assets, the Issuer will be released from its obligations under this Indenture, the Notes and the Security Documents.

Section 5.02. Consolidation, Merger or Sale of Assets by a Guarantor. (a) No Restricted Subsidiary that is a Guarantor may:

(i) consolidate with or merge with or into any Person, or

(ii) sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person,

unless:

(A) the other Person is the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B) (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Guarantor under its Note Guarantee and the Security Documents; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Issuer or a Restricted Subsidiary) otherwise permitted by this Indenture.

Section 5.03. Consolidation, Merger or Sale of Assets by Parent or Holdings. Neither Parent nor Holdings will:

(i) consolidate with or merge with or into any Person (whether or not Parent or Holdings is the surviving Person), or

(ii) sell, convey, transfer, lease or otherwise dispose of, all or substantially all of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, unless:

(1) either Parent or Holdings is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than Parent or Holdings) or to which such sale, conveyance, transfer, lease or other disposition will have been made is a corporation, partnership or limited liability company organized or validly existing under the laws of the United States of America or any jurisdiction thereof (Parent, Holdings or such Person, as the case may be, being herein called the “Successor Parent Guarantor”) and the Successor Parent Guarantor (if other than Parent or Holdings) expressly assumes all the obligations of Parent or Holdings, as the case may be, under this Indenture, Parent’s Guarantee or Holdings’ Guarantee, as the case may be, and the Security Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; and

(2) in connection with the execution of any such supplemental indenture or other such documents or instruments, the Successor Parent Guarantor (if other than Parent or Holdings) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or sale, conveyance, transfer, lease or other disposition and such supplemental indenture (or other such documents or instruments) comply with this Indenture.

Except in the case of a sale, conveyance, transfer or other disposal of less than all or substantially all of its assets as described in clause (ii) above, or any lease, the Successor Parent Guarantor (if other than Parent or Holdings) will succeed to, and be substituted for, Parent or Holdings, as the case may be, under this Indenture, Parent’s Guarantee or Holdings’ Guarantee, as the case may be, and the Security Documents, and Parent or Holdings, as the case may be, will automatically be released and discharged from its obligations under this Indenture, such Guarantee and the Security Documents.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default. An “Event of Default” occurs if:

(1) the Issuer defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(2) the Issuer defaults in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(3) the Issuer fails to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.11 or Section 4.12, or the Issuer or any Guarantor fails to comply with Article 5;

(4) the Issuer defaults in the performance of or breaches any other covenant or agreement of the Issuer in this Indenture or under the Notes (other than as set forth in (1), (2) or (3) above) and the default or breach continues for a period of 60 consecutive days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes, which notice requires that the default be remedied and states that it is a notice of default under this Indenture; provided that the Issuer shall have 120 days after the receipt of such notice to remedy, or receive a waiver for, any failure to comply with Section 4.17;

(5) there occurs with respect to any Debt of the Issuer or any Significant Restricted Subsidiary (other than Debt owing to Parent, Holdings, the Issuer or a Restricted Subsidiary) having an outstanding principal amount of $30.0 million or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in the acceleration of such Debt prior to its express maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6) one or more final judgments or orders for the payment of money are rendered against Parent, Holdings, the Issuer or any Significant Restricted Subsidiary by a court or courts of competent jurisdiction and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $30.0 million (in excess of amounts which insurance carriers of Parent, Holdings, the Issuer’s or such Restricted Subsidiaries are not challenging under applicable policies or to the extent not covered by indemnities provided by reputable creditworthy companies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(7) an involuntary case or other proceeding is commenced against Parent, Holdings, the Issuer or any Significant Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against Parent, Holdings, the Issuer or any Significant Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(8) Parent, Holdings, the Issuer or any Significant Restricted Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent, Holdings, the Issuer or any Significant Restricted Subsidiaries or for all or substantially all of the property and assets of Parent, Holdings, the Issuer or any Significant Restricted Subsidiary or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a “bankruptcy default”); or

(9) any Note Guarantee of a Significant Restricted Subsidiary ceases to be in full force and effect, other than in accordance the terms of this Indenture, or a Guarantor that is a Significant Restricted Subsidiary denies or disaffirms its obligations under its Note Guarantee; or

(10) (a) the Liens created by the Security Documents securing the Notes or Note Guarantees thereof shall at any time not constitute valid and perfected Liens on any portion of the Collateral (with a fair market value in excess of $30.0 million) intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by this Indenture or the Security Documents) other than in accordance with the terms of the relevant Security Document and this Indenture and other than the satisfaction in full of all Obligations under this Indenture or release or amendment of any such Lien in accordance with the terms of this Indenture or the Security Documents, (b) except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture and the relevant Security Document, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if, in either case, such default continues for 30 days after notice or (c) the enforceability thereof shall be contested by the Issuer or any Guarantor.

Section 6.02. Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to Parent, Holdings or the Issuer, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to Parent, Holdings or the Issuer, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

(c) In the event of a declaration of acceleration of the Notes solely because an Event of Default described in Section 6.01(5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the Event of Default or payment default triggering such Event of Default pursuant to Section 6.01(5) shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived (and the related declaration of acceleration rescinded or annulled) by the holders of the relevant Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 Business Days after the declaration of acceleration with respect to the Notes and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee (with a copy to the Issuer, but the applicable waiver or rescission shall be effective when the notice is given to the Trustee), waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(3) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, without the possession of any of the Notes or the production thereof in any proceeding related thereto, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, overdue premium, if any, and overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder (including without limitation, any amounts due to the Trustee pursuant to Section 7.07 hereof).

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Issuer or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, including upon exercise of remedies with respect to the Collateral, it shall pay out the money in the following order:

First: to the Trustee for all amounts due to it under Section 7.07;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Issuer or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Issuer, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under the Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15. Waiver of Stay, Extension or Usury Laws. The Issuer and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Issuer and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE TRUSTEE

Section 7.01. General. (a) The duties and responsibilities of the Trustee are as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, of which a Responsible Officer of the Trustee has actual knowledge, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.02. Certain Rights of Trustee.

(1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 14.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(6) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(7) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(8) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(9) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(10) The Trustee shall not be required to give a note, bond or surety in respect of the trusts and powers under this Indenture.

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee. However, in the event the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) is not accountable for the Issuer’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05. Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it becomes known to the Trustee, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.06. [Intentionally Omitted]

Section 7.07. Compensation and Indemnity. (a) The Issuer will pay the Trustee compensation as agreed to from time to time for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Issuer will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel, except for expenses, disbursements and advances as shall have been caused by the Trustee’s negligence or willful misconduct.

(b) The Issuer will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the reasonable and documented costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

(c) To secure the Issuer’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

Section 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Issuer.

(2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(3) If the Trustee is no longer eligible under Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4) The Issuer may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Issuer. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuer, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Issuer will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Issuer will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10. Eligibility. The Indenture must always have a Trustee that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01. Satisfaction and Discharge of Issuer’s Obligations. (a) Subject to paragraph (b) of this Section 8.01, the Issuer’s obligations under the Notes, the Indenture and the Second Lien Security Documents, and the Liens, if any, on the Collateral securing the Notes will be released, and each Guarantor’s obligations under its Note Guarantee, will be discharged and will cease to be of further effect as to all Notes issued hereunder if:

(1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Issuer pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder; or

(2) (A) the Notes mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,

(B) the Issuer irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

(C) no Default has occurred and is continuing on the date of the deposit,

(D) the deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound, and

(E) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b) After satisfying the conditions in clause (a)(1), only the Issuer’s obligations under Section 7.07 will survive. After satisfying the conditions in clause (a)(2), only the Issuer’s obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Issuer’s obligations under the Notes and the Indenture other than the surviving obligations.

Section 8.02. Legal Defeasance. The Issuer will be deemed to have paid and will be discharged from its obligations in respect of the Notes and this Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor’s obligations under its Note Guarantee will terminate and the Second Lien Security Documents will terminate and the Liens, if any, on the Collateral securing the Notes will be released; provided that the following conditions have been satisfied:

(1) The Issuer has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(2) No Default has occurred and is continuing on the date of the deposit.

(3) The deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound.

(4) The Issuer has delivered to the Trustee:

(A) an Opinion of Counsel that (x) references a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) otherwise explains the basis for reaching the conclusion described in clause (x), and

(B) an Opinion of Counsel to the effect that: (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (ii) the Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions), and (iii) the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

(5) If the Notes are listed on a national securities exchange, the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.

(6) The Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

The Trustee upon request will acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture except for the surviving obligations specified above.

Section 8.03. Covenant Defeasance. The Issuer’s obligations set forth in Sections 4.06 through 4.20, inclusive, and clauses (3) and (4) of Section 5.01(a)(ii), and each Guarantor’s obligations under its Note Guarantee, will terminate and the Second Lien Security Documents will terminate and the Liens, if any, on the Collateral securing the Notes will be released, and clauses (3), (4), (5), (6) and (9) of Section 6.01 will no longer constitute Events of Default; provided the following conditions have been satisfied:

(1) The Issuer has complied with clauses (1), (2), (3), 4(B), (5) and (6) of Section 8.02; and

(2) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Issuer’s obligations under this Indenture will be discharged.

Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05. Repayment to Issuer. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Issuer upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Issuer upon request any money held for payment with respect to the Notes that remains unclaimed for two years; provided that before making such payment the Trustee may at the expense of the Issuer publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look solely to the Issuer for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Issuer makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Amendments Without Consent of Holders. The Issuer, the Trustee and the Second-Lien Collateral Agent may amend or supplement this Indenture, the Notes, the Note Guarantees or the Second-Priority Security Documents without notice to or the consent of any Noteholder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency in this Indenture, the Notes, the Note Guarantees or the Second-Priority Security Documents;

(2) to comply with Article 5;

(3) to evidence and provide for the acceptance of an appointment by a successor trustee under this Indenture or a successor collateral agent under the Second-Priority Security Documents;

(4) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(5) to provide for any Guarantee of the Notes, to add security to or for the benefit of the Notes or to effect, confirm and evidence the release, termination, subordination or discharge of any Guarantee of or Lien securing the Notes when such release, termination, subordination or discharge is permitted by this Indenture and the Second-Priority Security Documents;

(6) to provide for or confirm the issuance of Additional Notes;

(7) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(8) to conform any provision to the “Description of Notes” section of the Offering Circular;

(9) to provide for the accession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an incurrence of additional First-Priority Lien Obligations or Second-Priority Lien Obligations permitted by this Indenture;

(10) to add additional obligors under this Indenture, the Notes or the Note Guarantees; or

(11) to make any amendment to the provisions of this Indenture relating to the transfer and legending of the Notes as permitted by this Indenture, provided that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of any applicable securities law and (ii) such amendment does not materially adversely affect the rights of the Holders of the Notes to transfer Notes.

Section 9.02. Amendments with Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04, 6.07 and 9.01 or paragraph (b) of this Section 9.02, the Issuer, the Trustee and the Second-Lien Collateral Agent may amend this Indenture, the Notes, the Note Guarantees and the Second-Priority Security Documents with the written consent of the Holders of a majority in principal amount of the outstanding Notes and the Holders of a majority in principal amount of the outstanding Notes may waive future compliance by the Issuer with any provision of this Indenture or the Notes or any Guarantor with any provision of its Note Guarantee (which may include consents or waivers obtained in connection with a tender offer or exchange offer for Notes).

(b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:

(1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note,

(2) reduce the rate of or change the Stated Maturity of any interest payment on any Note,

(3) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

(4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price or extend the latest expiration date or purchase date thereunder,

(5) make any Note payable in money other than that stated in the Note,

(6) impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

(7) reduce the percentage of the principal amount of the Notes required for amendments or waivers, or

(8) modify or change any provision of this Indenture affecting the ranking of the Notes or any Note Guarantee in a manner materially adverse to the Holders of the Notes.

(c) In addition, the Intercreditor Agreement provides that, subject to certain exceptions, any amendment, waiver or consent to any of the First-Priority Security Documents will apply automatically to the comparable Second-Priority Security Documents.

(d) In addition, without the consent of the Holders of at least 66 2⁄3% in principal amount of Notes then outstanding, no amendment, supplement or waiver may modify any Security Document or the provisions in this Indenture dealing with the Collateral or the Security Documents that would have the impact of releasing all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture and the Security Documents).

(e) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(f) An amendment, supplement or waiver under Section 9.01 or this Section 9.02 will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Issuer will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer will send supplemental indentures to Holders upon request. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04. Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

ARTICLE 10

RANKING OF LIENS

Section 10.01. Agreement for the Benefit of Holders of First-Priority Liens. The Trustee and the Second-Lien Collateral Agent agree, and each Holder of Notes by accepting a Note agrees, that:

(a) the Liens securing the Second-Priority Lien Obligations upon any and all Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, subordinate in ranking to all present and future First-Priority Liens; and

(b) the agreements as to the ranking of the Second-Priority Liens set forth in the Intercreditor Agreement:

(1) are enforceable by the holders of First-Priority Liens, for the benefit of the holders of First-Priority Lien Obligations secured thereby; and

(2) will remain enforceable by the holders of First-Priority Liens until the Discharge of Senior Lender Claims (as defined in the Intercreditor Agreement).

(c) without the necessity of any consent of, or notice to, the Trustee or any holder of Second-Priority Lien Obligations, the Issuer, the Restricted Subsidiaries and the Administrative Agent may amend, modify, supplement or terminate any Security Document, subject to the limitations set forth in the Intercreditor Agreement; provided that the Issuer will notify the Trustee and the Second-Lien Collateral Agent of any such amendment, modification, supplement or termination (but the failure to provide such notice shall not affect the applicability, validity or enforceability of such amendment);

(d) as among the Second-Lien Collateral Agent, the Trustee and the holders of Second-Priority Lien Obligations and the holders of the First-Priority Lien Obligations, the holders of the First-Priority Lien Obligations and the First-Lien Collateral Agent will have the sole ability to control and obtain remedies with respect to all Collateral without the necessity of any consent of or notice to the Second-Lien Collateral Agent, the Trustee or any such holder, as set forth in more detail in the Intercreditor Agreement;

(e) any or all Liens as set forth in, and granted under the Security Documents for the benefit of the Holders will be automatically and unconditionally released, without the necessity of any consent of the Second-Lien Collateral Agent, the Trustee or any Holders, upon a release of the First-Priority Liens on such Collateral, but only to the extent set forth in Section 5.1 of the Intercreditor Agreement; and

(f) the Indenture, the Notes, the Guarantees and the Security Documents are subject to the Intercreditor Agreement.

Section 10.02. Notes, Guarantees and Other Second-Priority Lien Obligations not Subordinated. The provisions of this Article 10 are intended solely to set forth the relative ranking, as Liens, of the Second-Priority Liens as against the First-Priority Liens. The Notes and Guarantees are senior obligations of the Issuer and Guarantors. Neither the Notes, the Guarantees or other Second-Priority Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof (other than the exercise of rights and remedies of a secured party, which are subject to the Intercreditor Agreement) are intended to be, or will ever be by reason of the provisions of this Article 10, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 10.03. Relative Rights. The Intercreditor Agreement defines the relative rights, as lienholders, of holders of Second-Priority Liens and holders of First-Priority Liens. Nothing in this Indenture or the Intercreditor Agreement will:

(a) impair, as between the Issuer and Holders of Notes, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, premium and interest on the Notes in accordance with their terms or to perform any other obligation of the Issuer or any other obligor under this Indenture, Notes, Guarantees and Security Documents;

(b) restrict the right of any Holder of Notes to sue for payments that are then due and owing;

(c) prevent the Trustee, the Second-Lien Collateral Agent or any Holder of Notes from exercising against the Issuer or any other obligor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the Intercreditor Agreement); or

(d) restrict the right of the Trustee, the Second-Lien Collateral Agent or any Holder of Notes:

(1) to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any obligor;

(2) to make, support or oppose any request for an order for dismissal, abstention or conversion in any insolvency or liquidation proceeding;

(3) to make, support or oppose, in any insolvency or liquidation proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;

(4) to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any insolvency or liquidation proceedings and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article 10;

(5) to seek or object to the appointment of any professional person to serve in any capacity in any insolvency or liquidation proceeding or to support or object to any request for compensation made by any professional person or others therein;

(6) to make, support or oppose any request for order appointing a trustee or examiner in any insolvency or liquidation proceedings; or

(7) otherwise to make, support or oppose any request for relief in any insolvency or liquidation proceeding that it is permitted by law to make, support or oppose:

(x) if it were a holder of unsecured claims; or

(y) as to any matter relating to any plan of reorganization or other restructuring or liquidation plan or as to any matter relating to the administration of the estate or the disposition of the case or proceeding;

in each case, except as set forth in the Intercreditor Agreement.

ARTICLE 11

COLLATERAL AND SECURITY

Section 11.01. Collateral and Security. The due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes and performance of all other Obligations of the Issuer and the Guarantors to the Holders or the Trustee and the Second Lien Collateral Agent under the Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure such Obligations, subject to the terms of the Intercreditor Agreement. The Trustee and the Issuer hereby acknowledge and agree that the Second Lien Collateral Agent holds the Collateral in trust for the benefit of itself, the Holders and the Trustee and pursuant to the terms of the Security Documents, the Intercreditor Agreement and any other intercreditor agreement entered into pursuant to the terms of the Indenture. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral), the Intercreditor Agreement and any other intercreditor agreement entered into pursuant to the terms of the Indenture, as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture, the Intercreditor Agreement and any other intercreditor agreement entered into pursuant to the terms of the Indenture, and authorizes and directs the Second Lien Collateral Agent to enter into the Security Documents, the Intercreditor Agreement and any other intercreditor agreement entered into pursuant to the terms of the Indenture and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall deliver to the Second Lien Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Second Lien Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents, by the Intercreditor Agreement and by any other intercreditor agreement entered into pursuant to the terms of the Indenture, as from time to time constituted, so as to render the same available for the security and benefit of the Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuer shall, and shall cause the Guarantors to, take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) required to cause the Security Documents to create and maintain, as security for the Obligations of the Issuer and the Guarantors to the Secured Parties under the Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Indenture, the Intercreditor Agreement, any other intercreditor agreement entered into pursuant to the terms of the Indenture and the Security Documents), in favor of the Second Lien Collateral Agent for the benefit of itself, the Holders and the Trustee subject to no Liens other than Permitted Liens.

Section 11.02. Security Documents.

(a) In order to secure the Obligations of the Issuer under the Indenture and the Notes, the Issuer and the Second Lien Collateral Agent have entered, simultaneously with the execution of the Indenture, into the Security Agreement and each other Security Document identified on Schedule A hereto. In the case of real property of the Issuer and Guarantors for which a mortgage has been delivered pursuant to the Credit Agreement, excluding any such property constituting Excluded Assets, the Issuer shall also have delivered the following (collectively, “Mortgage Deliverables”): (i) a loan policy of title insurance (or commitment to issue such a policy having the effect of a loan policy of title insurance) insuring (or committing to insure) the lien of such Mortgage as a valid and enforceable second priority mortgage or deed of trust lien on the fee or leasehold estate of the Mortgaged Property described therein, in an amount equal to the lesser of (x) the fair market value of the real property subject to the Mortgage (the “Mortgaged Property”), (y) the amount of any such policy or policies delivered to the First Lien Collateral Agent in respect of such Mortgaged Property and (z) the aggregate principal amount of the Notes and any Second Lien Obligations, as is customarily determined for transactions of a similar nature, paid for by the Issuer or such Guarantor, issued by a nationally recognized title insurance company, insuring the Second Priority Lien on such Mortgaged Property as a valid and enforceable Lien on the Mortgaged Property described therein, free of any other Liens except Liens permitted by the terms of the Indenture and the applicable Security Documents, together with coinsurance, reinsurance and such endorsements to such policy or policies substantially similar to such title insurance policy or policies delivered to the First Lien Collateral Agent, (ii) with respect to each Mortgaged Property, any and all surveys delivered in connection with the Credit Agreement with copies delivered to the applicable title insurance company; it being acknowledged that neither the Trustee nor the Second Lien Collateral Agent shall have any obligation to review or otherwise rely on any such survey, (iii) an Opinion of Counsel of the type specified in Section 4.20(a) with respect to any such Mortgaged Property, (iv) evidence of insurance required to be maintained pursuant to the Mortgages on such Mortgaged Property and the Indenture, and (v) with respect to such Mortgaged Property, flood hazard determination certificates and, if required, notices to the record owner of any improvements in a special flood hazard area, together with evidence of flood insurance coverage (to the extent required). Notwithstanding the foregoing,

(i) if the Issuer is unable to provide a Mortgage on any real property or any applicable Mortgage Deliverables on the Issue Date, the Issuer need not provide such Mortgage and Mortgage Deliverables on such date, but shall use commercially reasonable efforts to do so as promptly as practicable and in any event within 90 days from such date; and

(ii) if, at the time the Issuer acquires any new property (other than Excluded Assets) as a result of which the Issuer is required to deliver a Mortgage in respect of such property pursuant to Section 4.20(a), the Credit Agreement is no longer outstanding, then the Issuer shall deliver (A) the items specified in clauses (i), (iii) and (iv) and, to the extent applicable, clause (v) above and (B) a current survey of such property, together with a surveyor’s certificate in customary form, or a copy of a survey previously conducted on such property along with a “no change” affidavit sufficient for the title company to provide full survey coverage (“Additional Mortgage Deliverables”).

(b) The Issuer and the Guarantors shall comply with all covenants and agreements contained in the Security Documents, except to the extent that would not be material to the Holders of the Notes and would not materially affect the value of the Collateral taken as a whole.

Section 11.03. Release and Subordination of Second-Priority Liens.

(a) Subject to Section 11.03(b), the Issuer and the Guarantors will be entitled to a release of property and other assets included in the Collateral from the Liens securing the Notes, and the Trustee (subject to its receipt of an Officer’s Certificate as provided below) and such Liens shall automatically be released or in the case of clause (7), subordinated, under one or more of the following circumstances; provided that, to the extent necessary to effect any such release or subordination or if reasonably requested by the Issuer, the Trustee shall release or subordinate, or instruct the Second Lien Collateral Agent to release or subordinate, as applicable, the same from such Liens, in each case, at the Issuer’s sole cost and expense:

(1) in whole, upon defeasance or discharge of the Notes pursuant to Article 8;

(2) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes and payment in full of all other Obligations in respect thereof that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium, if any, on the Notes are paid;

(3) in part, as to any property constituting Collateral that is owned or at any time acquired by a Restricted Subsidiary that has been released from its Guarantee under the Indenture, concurrently with the release of such Guarantee;

(4) in whole or in part, in accordance with and subject to the provisions of Article 9;

(5) in part, as to any property constituting Collateral that is sold, transferred or otherwise disposed of by the Issuer or one of the Restricted Subsidiaries to any Person other than Parent, Holdings, the Issuer or any of the Restricted Subsidiaries (but excluding any transaction subject to Article 5 where the recipient is required to become the obligor on the Notes or a Guarantor) in a transaction permitted by the Indenture, the Second-Priority Security Documents or the Intercreditor Agreement (with respect to the Lien on such Collateral), at the time of such sale, transfer or disposition, to the extent of the interest sold, transferred or disposed of;

(6) in part, as to any property constituting Collateral that becomes an Excluded Asset, at the time thereof;

(7) prior to the discharge of the First-Priority Lien Obligations and except in connection therewith, at the time any property constituting Collateral is not secured by a First-Priority Lien or such First-Priority Lien is subordinated to another Lien (provided that such subordination and the related senior Lien are permitted under the terms of the this Indenture and the Security Documents, or such senior Lien is so permitted and should have senior priority-ranking pursuant to the operation of law); and

(8) otherwise in accordance with, or as expressly provided for under, the Security Documents.

(b) With respect to any release of Collateral, upon receipt of an Officer’s Certificate stating that all conditions precedent under the Indenture, the Security Documents and the Intercreditor Agreement, if any, to such release have been met and that it is proper for the Trustee or Second Lien Collateral Agent to execute and deliver the documents requested by the Issuer in connection with such release, and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Trustee shall, or shall cause the Second Lien Collateral Agent to, execute, deliver or acknowledge (at the Issuer’s sole expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to the Indenture, the Security Documents or the Intercreditor Agreement. Neither the Trustee nor the Second Lien Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any Security Document or in the Intercreditor Agreement to the contrary, the Trustee and the Second Lien Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate.

(c) All instruments effectuating or confirming any release or subordination of any Second-Priority Liens will have the effect solely of releasing or subordinating such Second-Priority Liens as to the Collateral described therein without any representation or warranty by the Trustee or Second Lien Collateral Agent.

(d) Any release of Collateral permitted by this Section 11.03 or the Security Documents will be deemed not to impair the Liens under the Indenture and the Security Documents in contravention thereof and any person that is required to deliver a certificate or opinion under the Indenture or the Security Documents shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Section 7.01 and 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and/or opinion.

(e) If any Collateral is released in accordance with the Indenture or any Security Document at a time when the Trustee is not itself also the Second Lien Collateral Agent and if the Issuer has delivered the certificates and documents required by the Security Documents and permitted to be delivered by this Section 11.03 (if any), the Trustee will instruct the Second Lien Collateral Agent to execute and deliver such documents effectuating or confirming such release.

Section 11.04. Suits to Protect the Collateral. Subject to the provisions of Article 6 and 7 hereof and the Security Documents and the Intercreditor Agreement, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Second Lien Collateral Agent to take all actions it determines in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee and the Second Lien Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 11.04 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Second Lien Collateral Agent.

Section 11.05. Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 11.06. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Second Lien Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

Section 11.07. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 11.08. Release Upon Termination of the Issuer’s Obligations. In the event that the Issuer delivers to the Trustee an Officer’s Certificate certifying that (i) payment in full of the principal of, and accrued and unpaid interest and premium, if any, on, the Notes and all other Obligations under this Indenture, the Notes, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) the Issuer shall have exercised legal or covenant defeasance in compliance with Article 8, and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such notice by the Trustee have been satisfied, the Trustee shall deliver to the Issuer and the Second Lien Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Second Lien Collateral Agent of such notice, all Liens in the Collateral securing the Obligations under this Indenture, the Notes, the Guarantees and the Security Documents shall automatically be released and the Second Lien Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done (at the expense of the Issuer) all acts reasonably necessary or reasonably requested by the Issuer to release such Lien as soon as is reasonably practicable.

Section 11.09. Second Lien Collateral Agent.

(a) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Second Lien Collateral Agent as its agent under this Indenture, the Security Documents and the Intercreditor Agreement and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Second Lien Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Second Lien Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreement, and consents and agrees to the terms of the Intercreditor Agreement and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Second Lien Collateral Agent agrees to act as such on the express conditions contained in this Section 11.09. The provisions of this Section 11.09 are solely for the benefit of the Second Lien Collateral Agent and none of the Trustee (unless acting in the capacity of the Second Lien Collateral Agent), any of the Holders nor any of the Issuer or Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 11.04. Each Holder agrees that any action taken by the Second Lien Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreement and the Security Documents, and the exercise by the Second Lien Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreement, the duties of the Second Lien Collateral Agent shall be ministerial and administrative in nature, and the Second Lien Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Security Documents to which the Second Lien Collateral Agent is a party, nor shall the Second Lien Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee or any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreement or otherwise exist against the Second Lien Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Second Lien Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Second Lien Collateral Agent may perform any of its duties under this Indenture, the Security Documents or the Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Second Lien Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c) None of the Second Lien Collateral Agent or any of its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own negligence or willful misconduct) or under or in connection with any Security Document or the Intercreditor Agreement or the transactions contemplated thereby (except for its own negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any Affiliate of the Issuer, or any Officer or Related Person thereof, contained in this Indenture, or any other Security Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Second Lien Collateral Agent under or in connection with, this Indenture, the Security Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Intercreditor Agreement, or for any failure of party to this Indenture, the Security Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Second Lien Collateral Agent or any of

its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Intercreditor Agreement or to inspect the properties, books, or records of the Issuer or any Affiliate of the Issuer or a Guarantor.

(d) The Second Lien Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any Guarantor), independent accountants and other experts and advisors selected by the Second Lien Collateral Agent. The Second Lien Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Second Lien Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreement unless it shall first receive direction from the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Second Lien Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e) The Second Lien Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless an officer of the Second Lien Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Second Lien Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 12.09).

(f) The Second Lien Collateral Agent may resign at any time by notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Second Lien Collateral Agent. If the Second Lien Collateral Agent resigns under this Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Second Lien Collateral Agent (as stated in the notice of resignation), the Second Lien Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Issuer (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Issuer pursuant to the preceding sentence within 30 days after the intended effective date of resignation (as stated in the notice of resignation), the Second Lien Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Second Lien Collateral Agent, and the term “Second Lien Collateral Agent” shall mean such successor collateral agent, and the retiring Second Lien Collateral Agent’s appointment, powers and duties as the Second Lien Collateral Agent shall be terminated. After the retiring Second Lien Collateral Agent’s resignation hereunder, the provisions of this Section 11.09 (and Section 7.07) shall continue to inure to its benefit and the retiring Second Lien Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Second Lien Collateral Agent under this Indenture.

(g) U.S. Bank National Association will initially act as Second Lien Collateral Agent (together with any successor pursuant to the provisions of this Section 11.09, the “Second Lien Collateral Agent”) and shall be authorized to appoint co- Second Lien Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Second Lien Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Second Lien Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Second Lien Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own negligence or willful misconduct.

(h) The Second Lien Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreement, (iii) make the representations of the Holders set forth in the Security Documents and Intercreditor Agreement, (iv) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreement and (v) perform and observe its obligations under the Security Documents and the Intercreditor Agreement.

(i) If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Second Lien Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Second Lien Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Second Lien Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Second Lien Collateral Agent such proceeds to be applied by the Second Lien Collateral Agent pursuant to the terms of this Indenture, the Security Documents and the Intercreditor Agreement.

(j) The Second Lien Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Second Lien Collateral Agent thereof and promptly shall deliver such Collateral to the Second Lien Collateral Agent or otherwise deal with such Collateral in accordance with the Second Lien Collateral Agent’s instructions.

(k) The Second Lien Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders (and the Trustee shall have no obligation whatsoever to the Holders) to assure that the Collateral exists or is owned by the Issuer or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Second Lien Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Issuer’s or Guarantors’ property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Second Lien Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreement other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Second Lien Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(l) If the Issuer or any Guarantor (i) incurs any obligations in respect of First Priority Obligations at any time when no intercreditor agreement is in effect or at any time when Debt constituting First Priority Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Second Lien Collateral Agent an Officers’ Certificate so stating and requesting the Second Lien Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Priority Obligations so incurred, the Second Lien Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Second Lien Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(m) If the Issuer or any Guarantor incurs any obligations in respect of Debt secured by Liens ranking junior to the Second Priority Liens and delivers to the Second Lien Collateral Agent an Officer’s Certificate so stating and requesting the Second Lien Collateral Agent to enter into an intercreditor agreement (on terms that are customary for such financings as determined by the Issuer in good faith reflecting the subordination of such Liens to the Liens secured by Notes and Guarantees) in favor of a designated agent or representative for the holders of the Debt secured by Liens ranking junior to the Second Priority Liens so incurred, the Second Lien Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Second Lien Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(n) No provision of this Indenture, the Intercreditor Agreement or any Security Document shall require the Second Lien Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Second Lien Collateral Agent) unless it shall have received indemnity satisfactory to the Second Lien Collateral Agent against potential costs and liabilities incurred by the Second Lien Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreement or the Security Documents, in the event the Second Lien Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Second Lien Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Second Lien Collateral Agent has determined that the Second Lien Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Second Lien Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Second Lien Collateral Agent in its sole discretion, protecting the Second Lien Collateral Agent from all such liability. The Second Lien Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(o) The Second Lien Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreement and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Second Lien Collateral Agent may agree in writing with the Issuer (and money held in trust by the Second Lien Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and reliance upon the advice or opinion of such counsel. The grant of permissive rights or powers to the Second Lien Collateral Agent shall not be construed to impose duties to act.

(p) Neither the Second Lien Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Second Lien Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(q) Neither the Second Lien Collateral Agent nor the Trustee assumes any responsibility for any failure or delay in performance or any breach by the Issuer or any Guarantor under this Indenture, the Intercreditor Agreement and the Security Documents. Neither the Second Lien Collateral Agent nor the Trustee shall be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Security Document or in any certificate, report, statement, or other document referred to or provided for in, or received by the Second Lien Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreement or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreement and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreement and the Security Documents. The Second Lien Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreement and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreement and any Security Documents. The Second Lien Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreement and the Security Documents unless expressly set forth hereunder or thereunder. The Second Lien Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of the Security Documents.

(r) The parties hereto and the Holders hereby agree and acknowledge that the Second Lien Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of the Indenture, the Intercreditor Agreement, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under the Indenture, the Intercreditor Agreement and the Security Documents, the Second Lien Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Second Lien Collateral Agent in the Collateral and that any such actions taken by the Second Lien Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(s) Upon the receipt by the Second Lien Collateral Agent of a written request of the Issuer signed by two Officers (a “Security Document Order”), the Second Lien Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date; provided that in no event shall the Second Lien Collateral Agent shall be required to enter into any Security Document that adversely affects its rights, protections and immunities or unreasonably imposes obligations upon the Second Lien Collateral Agent. Such Security Document Order shall (i) state that it is being delivered to the Second Lien Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.09(s), and (ii) instruct the Second Lien Collateral Agent to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Issuer, upon delivery to the Second Lien Collateral Agent of an Officers’ Certificate stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied and it is permitted by this Indenture. The Holders, by their acceptance of the Notes, hereby authorize and direct the Second Lien Collateral Agent to execute such Security Documents.

(t) Subject to the provisions of the applicable Security Documents and the Intercreditor Agreement, each Holder, by acceptance of the Notes, agrees that the Second Lien Collateral Agent shall execute and deliver the Intercreditor Agreement and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Second Lien Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreement or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(u) After the occurrence of an Event of Default, the Trustee may direct the Second Lien Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreement.

(v) The Second Lien Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Intercreditor Agreement and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

(w) In each case that the Second Lien Collateral Agent may or is required hereunder or under any other Security Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Security Document, the Second Lien Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Second Lien Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Second Lien Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Second Lien Collateral Agent shall be entitled to refrain from such Action unless and until the Second Lien Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Second Lien Collateral Agent shall not incur liability to any Person by reason of so refraining.

(x) Notwithstanding anything to the contrary in this Indenture or any other Security Document, in no event shall the Second Lien Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Security Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Second Lien Collateral Agent or the Trustee be responsible for, and neither the Second Lien Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(y) Before the Second Lien Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer or the Guarantors, it may require an Officer’s Certificate, which shall conform to the provisions of Section 14.04. The Second Lien Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(z) Notwithstanding anything to the contrary contained herein, the Second Lien Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Security Documents and the Collateral.

Section 11.10. Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Issuer to designate Debt for the purposes of the term “First Priority Lien Obligations,” “Future First-Lien Indebtedness,” “Second Priority Lien Obligations,” “Future Second-Lien Indebtedness” or any other such designations hereunder or under the Intercreditor

Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Issuer by an Officer and delivered to the Trustee and the Second Lien Collateral Agent. For all purposes hereof and the Intercreditor Agreement, the Issuer hereby designates the Obligations pursuant to the Credit Agreement as “First Priority Lien Obligations.”

Section 11.11. Indemnity and Compensation. The Issuer shall indemnify the Second Lien Collateral Agent or any predecessor Second Lien Collateral Agent against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys’ fees (for purposes of this Article 11, “Losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Documents, including the costs and expenses of enforcing this Indenture and the Security Documents against the Issuer (including this Section 11.11) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence, bad faith or willful misconduct.

ARTICLE 12

GUARANTEES

Section 12.01. The Guarantees. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior secured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest, if any, on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Issuer under this Indenture. Upon failure by the Issuer to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

Section 12.02. Guarantee Unconditional. Other than as provided for in Article 8 and this Article 12, the obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged, except pursuant to Article 8, or otherwise affected by:

(1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Note, by operation of law or otherwise;

(2) any modification or amendment of or supplement to this Indenture or any Note;

(3) any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Note;

(4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5) any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Note or any other amount payable by the Issuer under this Indenture; or

(6) any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 12.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuer under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 12.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

Section 12.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Notes remains unpaid.

Section 12.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 12.07. Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Note Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 12.08. Execution and Delivery of Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 12.09. Release of Guarantee. The Note Guarantee of a Subsidiary Guarantor will terminate upon:

(1) a sale or other disposition (including by way of stock issuance, consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (other than to Parent, Holdings, the Issuer or a Restricted Subsidiary) otherwise permitted by this Indenture;

(2) the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary or the Guarantor otherwise ceases to be a Restricted Subsidiary in accordance with this Indenture,

(3) in the case of any Domestic Restricted Subsidiary that after the Issue Date is required to provide a Note Guarantee pursuant to Section 4.10, the release or discharge of the Guarantee by such Restricted Subsidiary of Debt of the Issuer or any Restricted Subsidiary of the Issuer or such Restricted Subsidiary or the repayment of the Debt, which resulted in the obligation to provide a Note Guarantee, except if the release or discharge is by or as a result of payment under such other Guarantee,

(4) defeasance or discharge of the Notes, as provided pursuant to Article 8, or

(5) as otherwise provided in the Intercreditor Agreement.

The Note Guarantee of Parent or Holdings will terminate upon defeasance or discharge of the Notes, as provided pursuant to Article 8.

Upon delivery by the Issuer to the Trustee of an Officer’s Certificate to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantee. Upon release of a Note Guarantee of a Guarantor, such Guarantor will also be immediately and unconditionally released from all its obligations under the Second Lien Security Documents. Notwithstanding the foregoing, neither the consent nor the acknowledgment of the Trustee shall be necessary to effect any such release. Neither the Trustee, the Issuer nor any Guarantor will be required to make a notation on the Notes to reflect any such release, termination or discharge.

ARTICLE 13

[INTENTIONALLY OMITTED]

ARTICLE 14

MISCELLANEOUS

Section 14.01. [Intentionally Omitted].

Section 14.02. Noteholder Actions.

(a) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by the Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(b) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding clause (a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date. Notices.

Section 14.03. Notices. (a) Any notice or communication to the Issuer will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission or electronic mail, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Issuer. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Issuer:

Roundy’s, Inc.

875 East Wisconsin Avenue

Milwaukee, Wisconsin

Attention: Corporate Secretary

Facsimile: (414) 231-7979

if to the Trustee:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, Minnesota 55107-2292

Facsimile: (651) 466-7430

Attention: Global Corporate Trust Services, Donald Hurrelbrink

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Issuer, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Issuer, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication or to send the communication by electronic transmission (for Notes held in book-entry form), to any particular Holder will not affect its sufficiency with respect to other Holders. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to standing instructions from DTC or its designee.

(c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 14.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (except in connection with the original issuance of Notes on the date hereof and except, with respect to any requirement for delivery of an Opinion of Counsel, in connection with the execution and delivery of any Security Document providing additional Collateral), the Issuer will furnish to the Trustee:

(1) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

Notwithstanding anything to the contrary contained in this Section 14.04, no Officers’ Certificate or Opinion of Counsel shall be required under Article 11, except as specifically provided therein or in the Security Documents.

Section 14.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.

Section 14.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 14.07. Governing Law. This Indenture, including the Note Guarantees, and the Notes, and any claim, controversy or dispute arising under or related to this Indenture, including any Note Guarantees, and the Notes, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

Section 14.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuer or any Subsidiary of the Issuer, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 14.09. Successors. All agreements of the Issuer or any Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 14.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 14.11. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 14.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or such Guarantor under the notes, any Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.14. Effectiveness of Provisions for New Guarantors. The provisions of this Indenture shall not be effective for any new Guarantors until the entry by such new Guarantors into a supplemental indenture in the form of Exhibit B hereto. Such supplemental indenture may, but need not, be executed by the then existing Guarantors.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

ROUNDY’S SUPERMARKETS, INC. as Issuer

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Group Vice President - Legal Risk & Treasury; Corporate Secretary

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Donald Hurrelbrink
	Name:	Donald Hurrelbrink
	Title:	Vice President

ROUNDY’S, INC., as Guarantor

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Group Vice President - Legal Risk & Treasury; Corporate Secretary

ROUNDY’S ACQUISITION CORP., as Guarantor

By:	/s/ Darren W. Karst
	Name:	Darren W. Karst
	Title:	Vice President, CFO & Assistant Secretary

I.T.A., INC.

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President & Secretary

JONDEX CORP.

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President & Secretary

RBF, LLC

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President, Secretary & Treasury

KEE TRANS INC.

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President & Secretary

MEGA MARTS, LLC

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President & Secretary

SHOP-RITE LLC

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President & Secretary

ULTRA MART FOODS, LLC

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President & Secretary

ROUNDY’S ILLINOIS, LLC

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President & Secretary

IRP, LLC

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President & Secretary

SCHEDULE A

•	Intercreditor Agreement dated as of the Issue Date among the First Lien Collateral Agent, the Second Lien Collateral Agent, the Trustee, the Issuer, Parent, Holdings and each of the other Guarantors named therein

•	UCC-1 financing statements naming the Issuer and each Guarantor, as applicable, as debtor and the Second Lien Collateral Agent as secured party, in each case, in the appropriate form for filing in the respective jurisdiction of organization of the Issuer and each Guarantor

•	Agreement Granting a Security Interest in Copyright Rights dated as of the Issue Date by the Issuer for filing with the United States Copyright Office as required by the terms of the Second-Lien Security Documents

•	Agreement Granting a Security Interest in Trademark Rights dated as of the Issue Date by the Issuer for filing with the United States Patent and Trademark Office as required by the terms of the Second-Lien Security Documents

EXHIBIT A

[FACE OF NOTE]

ROUNDY’S SUPERMARKETS, INC.

10.250% Senior Secured Second Lien Notes due 2020

[CUSIP]

No. [ ]	[Initially][1] $

Roundy’s Supermarkets, Inc., a Wisconsin corporation (the “Issuer”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [CEDE & CO.]2 [            ]3, or its registered assigns, the principal sum of                      DOLLARS ($            ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto]4 on December 15, 2020.

Interest Rate: 10.250% per annum.

Interest Payment Dates: June 15 and December 15, commencing on June 15, 2014.

Regular Record Dates: June 1 and December 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Global Notes
[2]	For Global Notes
[3]	For Physical Notes
[4]	For Global Notes

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	ROUNDY’S SUPERMARKETS, INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 10.250% Senior Secured Second Lien Notes due 2020 described in the Indenture referred to in this Note.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

ROUNDY’S SUPERMARKETS, INC.

10.250% Senior Secured Second Lien Notes Due 2020

1.	Principal and Interest.

The Issuer promises to pay the principal of this Note on December 15, 2020.

The Issuer promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 10.250% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the June 1 or December 1 immediately preceding the relevant interest payment date) on each Interest Payment Date, or if a payment is due on a day that is not a Business Day, then the next Business Day, commencing on June 15, 2014.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].1 Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Issuer will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is otherwise applicable to this Note. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Issuer for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Issuer will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	Indentures; Security; Note Guarantees.

This is one of the Notes issued under an Indenture dated as of December 20, 2013 (as amended from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

[1]	For Additional Notes, should be the date of their original issue.

The Notes are senior obligations of the Issuer, secured by a second priority lien on substantially all of the Issuer’s and the Guarantors’ assets, other than Excluded Assets, as set forth in the Indenture and the Security Documents. The Indenture limits the original aggregate principal amount of the Notes to $200 million, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes would be treated as a single class for all purposes under the Indenture, including with respect to voting, waivers and redemptions. This Note is guaranteed as set forth in the Indenture.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note. Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

If the Issuer deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Issuer may in certain circumstances be discharged from the Indenture, the Notes and the Security Documents or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to Parent, Holdings or the Issuer occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture, the Notes and the Second-Priority Security Documents may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture, the Notes and the Second-Priority Security Documents to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency in the Indenture, the Notes, the Note Guarantees or the Second-Priority Security Documents.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

The undersigned confirms that the transfer of this Note is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐ (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐ (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[2]

By
To be executed by an executive officer

[2]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuer pursuant to Section 4.11 or Section 4.12 of the Indenture, check the box: 9

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:

$                                     .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:1

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES1

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

[1]	For Global Notes

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of                     ,

among

ROUNDY’S SUPERMARKETS, INC.,

The Guarantor[s] Party Hereto

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

10.250% Senior Secured Second Lien Notes due 2020

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,         , among Roundy’s Supermarkets, Inc., a Wisconsin corporation (the “Issuer”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of December 20, 2013 (the “Indenture”), relating to the Issuer’s 10.250% Senior Secured Second Lien Notes due 2020 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause any Domestic Restricted Subsidiary that Guarantees any Debt under the Credit Agreement after the Issue Date to provide a Guarantee.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.

Section 3. This Supplemental Indenture, and any claim, controversy or dispute arising under or related to this Supplemental Indenture, shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ROUNDY’S SUPERMARKETS, INC., as Issuer

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR

(C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO THE COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

EXHIBIT E

Regulation S Certificate

                    ,

U.S. Bank National Association

60 Livingston Avenue, EP-MN-WS3C

St. Paul, Minnesota 55107

Attention: Corporate Trust Services

Re:	Roundy’s Supermarkets, Inc. 10.250% Senior Secured Second Lien Notes due 2020 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of December 20, 2013 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK	A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Issuer or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT F

Rule 144A Certificate

                    ,

U.S. Bank National Association

60 Livingston Avenue, EP-MN-WS3C

St. Paul, Minnesota 55107

Attention: Corporate Trust Services

Re:	Roundy’s Supermarkets, Inc. 10.250% Senior Secured Second Lien Notes due 2020 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of December 20, 2013 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                     , 20    , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Issuer as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT G

Institutional Accredited Investor Certificate

U.S. Bank National Association

60 Livingston Avenue, EP-MN-WS3C

St. Paul, Minnesota 55107

Attention: Corporate Trust Services

Re:	Roundy’s Supermarkets, Inc. 10.250% Senior Secured Second Lien Notes due 2020 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of December 20, 2013 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Issuer, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Issuer, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Issuer reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuer and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	[U.S. Bank National Association

60 Livingston Avenue, EP-MN-WS3C

St. Paul, Minnesota 55107

Attention: Corporate Trust Services] OR

[Name of DTC Participant]]

Re:	Roundy’s Supermarkets, Inc. 10.250% Senior Secured Second Lien Notes due 2020 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of December 20, 2013 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $         principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:	U.S. Bank National Association 60 Livingston Avenue, EP-MN-WS3C St. Paul, Minnesota 55107 Attention: Corporate Trust Services

Re:	Roundy’s Supermarkets, Inc. 10.250% Senior Secured Second Lien Notes due 2020 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of December 20, 2013 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $         principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.